Exhibit 10.6

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                           RECEIVABLES SALE AGREEMENT

                          DATED AS OF DECEMBER 20, 1996


                                      AMONG


                            IPL FUNDING CORPORATION,
                                 AS THE SELLER,


                               ABN AMRO BANK N.V.,
                                  AS THE AGENT,


                             THE LIQUIDITY PROVIDERS
                         FROM TIME TO TIME PARTY HERETO,


                               ABN AMRO BANK N.V.,
                                AS THE ENHANCER,


                                       AND


                          WINDMILL FUNDING CORPORATION




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
                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I                  PURCHASES FROM SELLER AND SETTLEMENTS...............1

         Section 1.2.      Sales...............................................1
         Section 1.2.      Interim Liquidations................................3
         Section 1.3.      Selection of Discount Rates and Tranche Periods.....3
         Section 1.4.      Fees and Other Costs and Expenses...................4
         Section 1.5.      Maintenance of Sold Interest........................4
         Section 1.6.      Reduction in Commitments............................5
         Section 1.7.      Repurchases.........................................5
         Section 1.8.      Assignment of Purchase Agreement....................6

ARTICLE II                 SALES TO AND FROM WINDMILL; ALLOCATIONS.............6

         Section 2.1.      Required Purchases from Windmill....................6
         Section 2.2.      Purchases by Windmill...............................8
         Section 2.3.      Allocations and Distributions.......................8

ARTICLE III                ADMINISTRATION AND COLLECTIONS.....................10

         Section 3.1.      Appointment of Collection Agent....................10
         Section 3.2.      Duties of Collection Agent.........................10
         Section 3.3.      Reports............................................11
         Section 3.4.      Lock-Box Arrangements..............................11
         Section 3.5.      Enforcement Rights.................................11
         Section 3.6.      Collection Agent Fee...............................12
         Section 3.7.      Responsibilities of the Seller.....................12
         Section 3.8.      Actions by Seller..................................13

ARTICLE IV                 REPRESENTATIONS AND WARRANTIES.....................13

         Section 4.1.      Representations and Warranties.....................13

ARTICLE V                  COVENANTS..........................................15

         Section 5.1.      Covenants of the Seller............................15

ARTICLE VI                 INDEMNIFICATION....................................20

         Section 6.1.      Indemnities by the Seller..........................20
         Section 6.2.      Increased Cost and Reduced Return..................22
         Section 6.3.      Other Costs and Expenses...........................23


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         Section 6.4.      Withholding Taxes..................................23
         Section 6.5.      Payments and Allocations...........................24

ARTICLE VII                CONDITIONS PRECEDENT...............................24

         Section 7.1.      Conditions to Closing..............................24
         Section 7.2.      Conditions to Each Purchase........................25

ARTICLE VIII               THE AGENT..........................................25

         Section 8.1.      Appointment and Authorization......................25
         Section 8.2.      Delegation of Duties...............................26
         Section 8.3.      Exculpatory Provisions.............................26
         Section 8.4.      Reliance by Agent..................................26
         Section 8.5.      Assumed Payments...................................26
         Section 8.6.      Notice of Termination Events.......................27
         Section 8.7.      Non-Reliance on Agent and Other Purchasers.........27
         Section 8.8.      Agent and Affiliates...............................27
         Section 8.9.      Indemnification....................................27
         Section 8.10.     Successor Agent....................................28

ARTICLE IX                 MISCELLANEOUS......................................28

         Section 9.1.      Termination........................................28
         Section 9.2.      Notices............................................28
         Section 9.3.      Payments and Computations..........................29
         Section 9.4.      Sharing of Recoveries..............................29
         Section 9.5.      Right of Setoff....................................29
         Section 9.6.      Amendments.........................................29
         Section 9.7.      Waivers............................................30
         Section 9.8.      Successors and Assigns; Participations;
                             Assignments......................................30
         Section 9.9.      Intended Tax Characterization......................32
         Section 9.10.     Waiver of Confidentiality..........................32
         Section 9.11.     Confidentiality of Agreement.......................32
         Section 9.12.     Agreement Not to Petition..........................32
         Section 9.13.     Excess Funds.......................................33
         Section 9.14.     No Recourse........................................33
         Section 9.15.     Limitation of Liability............................33
         Section 9.16.     Headings...........................................33
         Section 9.17.     Cumulative Rights and Severability.................34
         Section 9.18.     Governing Law; Submission to Jurisdiction..........34
         Section 9.19.     Waiver of Trial by Jury............................34
         Section 9.20.     Entire Agreement...................................34




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SCHEDULES         DESCRIPTION

Schedule I        Definitions
Schedule II       Liquidity Providers and Commitments of Committed Purchasers


EXHIBITS          DESCRIPTION

Exhibit A         Form of Incremental Purchase Request
Exhibit B         Form of Notification of Assignment from Windmill
                        to the Liquidity Providers and the Enhancer
Exhibit C         Form of Notification of Assignment from the
                        Liquidity Providers and the Enhancer to Windmill
Exhibit D         Form of Periodic Report
Exhibit E         Addresses and Names of Seller and Originator
Exhibit F         Subsidiaries
Exhibit G         Form of Lock-Box Letter
Exhibit H         Form of Compliance Certificate
Exhibit I         Credit and Collection Policy

                           RECEIVABLES SALE AGREEMENT


     RECEIVABLES SALE AGREEMENT, dated as of December 20, 1996, among the liquidity providers party hereto (the "Liquidity Providers"), Windmill Funding Corporation, a Delaware corporation ("Windmill"), ABN AMRO Bank N.V., as provider of the Program LOC (the "Enhancer"), ABN AMRO Bank N.Y., as agent for the Purchasers (the "Agent"), and IPL Funding Corporation, an Indiana corporation (the "Seller"). Certain capitalized terms used herein, and certain rules of construction, are defined in Schedule I. The sole initial Liquidity Provider and the Commitments of all Committed Purchasers are listed on Schedule II.

     The parties hereto agree as follows:

                                    ARTICLE I
                     PURCHASES FROM SELLER AND SETTLEMENTS

     Section 1.1. Sales.

     (a) The Sold Interest. Subject to the terms and conditions hereof, the Seller may, from time to time before the Liquidity Termination Date, sell to Windmill or ratably to the Committed Purchasers an undivided percentage ownership interest in the Receivables and all related Collections. Any such purchase (a "Purchase") shall be made by each relevant Purchaser remitting funds to the Seller, through the Agent, pursuant to Section 1.1(c) or by the Collection Agent remitting Collections to the Seller pursuant to Section 1.1(d). The aggregate percentage ownership interest so acquired by a Purchaser in the Receivables and related Collections (its "Purchase Interest") shall equal at any time the following quotient:

                                      I + R
                                ---------------
                                       ER

where:

   I        =        the outstanding Investment of such Purchaser at such time;

   R        =        the Reserve for such Purchaser at such time; and

   ER       =        the Eligible Receivables Balance at such time.

Except during a Liquidation Period for a Purchaser, such Purchaser's Purchase Interest will change whenever its Investment, its Reserve or the Eligible Receivables Balance changes. During a Liquidation Period for a Purchaser its Purchase Interest shall remain constant, except for redeterminations to reflect Investment acquired from or transferred to another Purchaser under Article II. The sum of all Purchasers' Purchase Interests at any time is referred to herein as the "Sold Interest", which at any time is the aggregate percentage ownership interest then held by the Purchasers in the Receivables and Collections.

     (b) Windmill Purchase Option and Other Purchasers' Commitments.  Subject to
Section 1.1(d) concerning Reinvestment Purchases, at no time will Windmill have any obligation to make a Purchase. Each Liquidity Provider and the Enhancer (together the "Committed Purchasers" and each a "Committed Purchaser") severally hereby agrees, subject to Section 7.2 and the other terms and conditions hereof, to make Purchases before the Liquidity Termination Date, based on its Ratable Share of each Purchase by the Committed Purchasers, to the extent its Investment would not thereby exceed its Commitment, the Aggregate Investment would not thereby exceed the Purchase Limit, and the Matured Aggregate Investment would not thereby exceed the Aggregate Commitments. Each Purchaser's first Purchase and each additional Purchase by such Purchaser not made from Collections pursuant to Section 1.1(d) is referred to herein as an "Incremental Purchase ". Each Purchase made by a Purchaser with the proceeds of Collections in which it has a Purchase Interest, which does not increase the outstanding Investment of such Purchaser, is referred to herein as a "Reinvestment Purchase".

     (c) Incremental Purchases. In order to request an Incremental Purchase from a Purchaser, the Seller must provide to the Agent an irrevocable written request (including by telecopier or other facsimile communication) substantially in the form of Exhibit A, by 10:00 a.m. (Chicago time) three Business Days before the requested date (the "Purchase Date") of such Purchase, specifying whether the Purchase is requested from Windmill or from the Committed Purchasers, the requested Purchase Date (which must be a Business Day) and the requested amount (the "Purchase Amount") of such Purchase, which must be in a minimum amount of $1,000,000 and multiples thereof (or, if less, an amount equal to the Maximum Incremental Purchase Amount). The Agent shall promptly notify the contents of any such request to each Purchaser from which the Purchase is requested. If the Purchase is requested from Windmill and Windmill determines, in its sole discretion, to make the requested Purchase, Windmill shall transfer to the Agent's Account the amount of such Incremental Purchase on the requested Purchase Date. If the Incremental] Purchase is requested from the Committed Purchasers, subject to Section 7.2 and the other terms and conditions hereof, each Committed Purchaser shall transfer its Ratable Share of the requested Purchase Amount into the Agent's Account by no later than 12:00 noon (Chicago time) on the Purchase Date. The Agent shall transfer to the Seller Account the proceeds of any Incremental Purchase delivered into the Agent's Account.

     (d) Reinvestment Purchases. Unless Windmill has provided to the Agent, the Seller, and the Collection Agent a notice still in effect that it no longer wishes to make Reinvestment Purchases (in which case Windmill's Reinvestment Purchases, but not those of the Committed Purchasers, shall cease), at any time before the Liquidity Termination Date when no Interim Liquidation is in effect, on each day that any Collections are received by the Collection Agent a Purchaser's Purchase Interest in such Collections shall automatically be used to make a Reinvestment Purchase by such Purchaser, but only to the extent such Reinvestment Purchase would not cause the Purchaser's Investment to increase above the amount of such Investment at the start of the day plus any Incremental Purchases made by the Purchaser on that day. Windmill may revoke any notice provided under the first sentence of this Section 1.1(d) by notifying the Agent, the Seller, and the Collection Agent that it will make Reinvestment Purchases.

     (e) Security Interest. To secure all of the Seller's obligations under the Transaction Documents, the Seller hereby grants to the Agent (for the benefit of the Purchasers) a security interest in all of the Seller's rights in the Receivables, the Collections, and the Lock-Box Accounts.

     Section 1.2. Interim Liquidations. (a) Optional. The Seller may at any time direct that Reinvestment Purchases cease and that an Interim Liquidation commence for all Purchasers by giving the Agent and the Collection Agent at least three Business Days' written (including telecopy or other facsimile communication) notice specifying the date on which the Interim Liquidation shall commence and, if desired, when such Interim Liquidation shall cease before the Liquidity Termination Date (identified as a specific date or as when the Aggregate Investment is reduced to a specified amount). If the Seller does not so specify the date on which an Interim Liquidation shall cease, it may cause such Interim Liquidation to cease at any time before the Liquidity Termination Date, subject to Section 1.2(b) below, by notifying the Agent and the Collection Agent in writing (including by telecopy or other facsimile communication) at least three Business Days before the date on which it desires such Interim Liquidation to cease.

     (b) Mandatory. If at any time before the Liquidity Termination Date any condition in Section 7.2 is not fulfilled, the Seller shall immediately notify the Agent and the Collection Agent, whereupon Reinvestment Purchases shall cease and an Interim Liquidation shall commence, which shall only cease upon the Seller confirming to the Agent that the conditions in Section 7.2 are fulfilled.

     Section 1.3. Selection of Discount Rates and Tranche Periods. (a) All Investment shall be allocated to one or more Tranches reflecting the Discount Rates at which such Investment accrues Discount and the Tranche Periods for which such Discount Rates apply. In each request for an Incremental Purchase and three Business Days before the expiration of any Tranche Period applicable to any Purchaser's Investment, the Seller may request the Discount Rate(s) and Tranche Period(s) to be applicable to such Investment. All Investment (i) of Windmill shall accrue Discount at the CP Rate and (ii) of the Committed Purchasers may accrue Discount at either the Eurodollar Rate or the Prime Rate, in all cases as established for each Tranche Period applicable to such Investment. Each Tranche shall be in the minimum amount of $1,000,000 and in multiples thereof or, in the case of Discount accruing at the Prime Rate, in any amount of Investment that otherwise has not been allocated to another Tranche Period. Any Investment not allocated to a Tranche Period shall be a Prime Tranche. During the pendency of a Termination Event, the Agent may reallocate any outstanding Investment of the Committed Purchasers to a Prime Tranche. All Discount accrued during a Tranche Period shall be payable by the Seller on the last day of such Tranche Period or, for a Eurodollar Tranche with a Tranche Period of more than three months, 90 days after the commencement, and on the last day, of such Tranche Period.

     (b) If, by the time required in Section 1.3(a), the Seller fails to select a Tranche Period for any Investment of Windmill, the Agent may, in its sole discretion, select such Tranche Period. If, by the time required in Section 1.3(a), the Seller fails to select a Discount Rate or Tranche Period for any Investment of the Committed Purchasers, such amount of Investment shall automatically accrue Discount at the Prime Rate for a three Business Day Tranche Period. Any Investment purchased from Windmill pursuant to Section 2.1 shall have a Prime Tranche Period of three Business Days.

     (c) If the Agent or any Committed Purchaser determines (i) that maintenance of any Eurodollar Tranche would violate any applicable law or regulation or (ii) that deposits of a type and maturity appropriate to match fund any of such Purchaser's Eurodollar Tranches are not available, then the Agent, upon the direction of such Purchaser, shall suspend the availability of, and terminate any outstanding, Eurodollar Tranche so affected. All Investment allocated to any such terminated Eurodollar Tranche shall be reallocated to a Prime Tranche.

     Section 1.4. Fees and Other Costs and Expenses. (a) The Seller shall pay to the Agent (i) for the ratable benefit of the Liquidity Providers, such amounts as agreed to with the Liquidity Providers and the Agent in the Pricing Letter, and (ii) for the account of the Enhancer and the Agent, such amounts as agreed to with the Enhancer and the Agent in the Fee Letter.

     (b) If the amount of Investment allocated to any CP or Eurodollar Tranche is reduced before the last day of its Tranche Period, or if a requested Incremental Purchase at the Eurodollar Rate does not take place on its scheduled Purchase Date, the Seller shall pay the Early Payment Fee to each Purchaser that had its Investment so reduced or scheduled Purchase not made.

     (c) Investment shall be payable solely from Collections and from amounts payable under Sections 1.5, 1.7 and 6.1 (to the extent amounts paid under Section 6.1 indemnify against reductions in or non-payment of Receivables). The Seller shall pay, as a full recourse obligation, all other amounts payable hereunder, including, without limitation, all Discount, fees described in clauses (a) and (b) above and amounts payable under Article VI.

     Section 1.5. Maintenance of Sold Interest; Deemed Collection. (a) General. If at any time before the Liquidity Termination Date the sum of 100% plus the Reserve Percentage multiplied by the Aggregate Investment (or, if a Termination Event exists, the Matured Aggregate Investment) exceeds the product of the Sold Interest (or, if less, 100%) multiplied by the Eligible Receivables Balance, then the Seller shall immediately pay to the Agent an amount equal to such excess for application to reduce the Investments of the Purchasers ratably in accordance with the Matured Value of their respective Investments, applied first to Prime Tranches and second to the other Tranches with the shortest remaining maturities unless otherwise specified by the Seller. Any amount so applied to reduce Windmill's Investment shall be deposited in the Special Transaction Subaccount.

     (b) Deemed Collections. If on any day the outstanding balance of a Receivable is reduced or cancelled as a result of any defective or rejected goods or services, any cash discount or adjustment (including as a result of the application of any special refund or other discounts or any reconciliation), any setoff or credit (whether such claim or credit arises out of the same, a related, or an unrelated transaction) or other similar reason not arising from the financial inability of the Obligor to pay undisputed indebtedness, the Seller shall be deemed to have received on such day a Collection on such Receivable in the amount of such reduction or cancellation. If on any day any representation, warranty, covenant or other agreement of the Seller related to a Receivable is not true or is not satisfied, the Seller shall be deemed to have received on such day a Collection in the amount of the outstanding balance of such Receivable. All such Collections deemed received by the Seller under this
Section 1.5(b) shall be remitted by the Seller to the Collection Agent in accordance with Section 5.1(i).

     (c) Adjustment to Sold Interest. At any time before the Liquidity Termination Date that the Seller is deemed to have received any Collection under
Section 1.5(b) ("Deemed Collections") that derive from a Receivable that is otherwise reported as an Eligible Receivable, so long as no Liquidation Period then exists, the Seller may satisfy its obligation to deliver such amount to the Collection Agent by instead notifying the Agent that the Sold Interest should be recalculated by decreasing the Eligible Receivables Balance by the amount of such Deemed Collections, so long as such adjustment does not cause the Sold Interest to exceed 100%.

     (d) Payment Assumption. Unless an Obligor otherwise specifies or another application is required by contract or law, any payment received by the Seller from any Obligor shall be applied as a Collection of Receivables of such Obligor (starting with the oldest such Receivable) and remitted to the Collection Agent as such.

     Section 1.6. Reduction in Commitments. The Seller may, upon thirty days' notice to the Agent, reduce the Aggregate Commitment in increments of $1,000,000, so long as the Aggregate Commitment at all times equal at least the outstanding Matured Aggregate Investment. Each such reduction in the Aggregate Commitment shall reduce the Commitment of each Committed Purchaser in accordance with its Ratable Share and shall ratably reduce the Purchase Limit.

     Section 1.7. Repurchases. (a) Optional. At any time that the Aggregate Investment is less than 10% of the Aggregate Commitment in effect on the date hereof, the Seller may, upon thirty days' notice to the Agent, repurchase the entire Sold Interest from the Purchasers at a price equal to the outstanding Matured Aggregate Investment and all other amounts then owed hereunder.

     (b) Mandatory. If at any time the Sold Interest exceeds 100%, unless the Seller remedies the situation by satisfying its obligations under Section 1.5(a), any Purchaser may direct that all Purchasers ratably reassign to the Seller, without recourse, representation or warranty, a portion of the Purchase Interest of each Purchaser so that the Sold Interest does not exceed 100%. The Seller shall purchase such reassigned Purchase Interests at a purchase price equal to the Matured Value of the Investment so reassigned by each Purchaser.

     Section 1.8. Assignment of Purchase Agreement. The Seller hereby assigns and otherwise transfers to the Agent (for the benefit of the Agent, each Purchaser and any other Person to whom any amount is owed hereunder), all of the Seller's right, title and interest in, to and under the Purchase Agreement. The Seller shall execute, file and record all financing statements, continuation statements and other documents required to perfect or protect such assignment. This assignment includes (a) all monies due and to become due to the Seller from the Originator under or in connection with the Purchase Agreement (including fees, expenses, costs, indemnities and damages for the breach of any obligation or representation related thereto) and (b) all rights, remedies, powers, privileges and claims of the Seller against the Originator under or in connection with the Purchase Agreement. All provisions of the Purchase Agreement shall inure to the benefit of, and may be relied upon by, the Agent, each Purchaser and each such other Person. At any time that a Termination Event has occurred and is continuing, the Agent shall have the sole right to enforce the Seller's rights and remedies under the Purchase Agreement to the same extent as the Seller could absent this assignment, but without any obligation on the part of the Agent, any Purchaser or any other such Person to perform any of the obligations of the Seller under the Purchase Agreement (or any of the promissory notes executed thereunder). All amounts distributed to the Seller under the Purchase Agreement from Receivables sold to the Seller thereunder shall constitute Collections hereunder and shall be applied in accordance herewith.

                                   ARTICLE II
                    SALES TO AND FROM WINDMILL; ALLOCATIONS

Section 2.1. Required Purchases from Windmill. (a) Windmill may, at any time, and on the earlier of the Windmill Termination Date and 10 Business Days following the Agent and Windmill learning of a continuing Termination Event, Windmill shall, sell to the Committed Purchasers any percentage designated by Windmill of Windmill's Investment and its related Windmill Settlement (each, a "Put"). If the Put occurs due to the Windmill Termination Date or a Termination Event, the designated percentage shall be 100% or such lesser percentage as is necessary to obtain the maximum available Purchase Price from each Committed Purchaser. Immediately upon notice of a Put from Windmill to the Agent, the Agent shall deliver to each Purchaser a notification of assignment in substantially the form of Exhibit B, and each Committed Purchaser shall purchase from Windmill its Purchase Percentage of Windmill's Investment and related Windmill Settlement by transferring to the Agent's Account an amount equal to such Purchaser's Purchase Price by not later than 1:00 p.m. (Chicago time) on the date such funds are requested; provided, however, that the Enhancer may exchange for part or all of the Purchase Price payable by it an equal amount of the Program Unreimbursed Draw Amount.

     (b) If a Liquidity Provider fails to transfer to the Agent its full Purchase Price when required by Section 2.1(a) (the aggregate amount not made available to the Agent by each such Liquidity Provider being the "Unpaid Amount"), then, upon notice from the Agent by not later than 1:15 p.m. (Chicago time), each Liquidity Provider not owing an Unpaid Amount shall transfer to the Agent's Account, by not later than 1:45 p.m. (Chicago time), an amount equal to the lesser of such Liquidity Provider's proportionate share (based on its Commitment divided by the Commitments of all Liquidity Providers that have not so failed to pay their full Purchase Price) of the Unpaid Amount and its Unused Commitment. If the Agent does not then receive the Unpaid Amount in full, upon notice from the Agent by not later than 2:00 p.m. (Chicago time) on such day, each Liquidity Provider that has not failed to fund any part of its obligations on such day. under this Section 2. 1 shall pay to the Agent, by not later than 2:30 p.m. (Chicago time), its proportionate share (determined as described above) of the amount of such remaining deficiency up to the amount of its Unused Commitment. Any Liquidity Provider that fails to make a payment under this
Section 2.1 on the date of a Put shall pay on demand to each other Liquidity Provider that makes a payment under this subsection (b) the amount paid by it to cover such failure, together with interest thereon, for each day from the date such payment was made until the date such other Liquidity Provider has been paid such amount in full, at a rate per annum equal to the Federal Funds Rate plus two percent (2%) per annum. In addition, without prejudice to any other rights Windmill may have under applicable law, any Liquidity Provider that has failed to transfer to the Agent under Section 2.1(a) its full Purchase Price shall pay on demand to Windmill the difference between such unpaid Purchase Price and the amount paid by other Liquidity Providers or the Agent to cover such failure, together with interest thereon, for each day from the date such Purchase Price was due until the date paid, at a rate per annum equal to the Federal Funds Rate plus two percent (2%) per annum.

     (c) Any portion of Windmill's Investment and related Windmill Settlement purchased by a Committed Purchaser (including any purchased under Section 2.1(b) in fulfillment of another Liquidity Provider's obligation unless such purchase is reimbursed in full, with interest, by such other Liquidity Provider under
Section 2.1(b)) shall be considered part of such Purchaser's Investment and related Windmill Settlement from the date of the relevant Put. Each such sale by Windmill to a Committed Purchaser shall be without recourse, representation or warranty except for the representation and warranty that such Investment and related amounts are being sold by Windmill free and clear of any Adverse Claim created or granted by Windmill. Immediately upon any purchase by the Committed Purchasers of any portion of Windmill's Investment, the Seller shall pay to the Agent (for the ratable benefit of such Purchasers) an amount equal to the sum of the Assigned Windmill Settlement and the amount calculated for all such Purchasers pursuant to clause (b) of the definition of Purchase Price.

     (d) The proceeds from each Put received by Windmill (other than amounts described in clauses (b)(ii) and (iii) of the definition of Purchase Price), shall be transferred into the Special Transaction Subaccount and used solely to pay that portion of the outstanding commercial paper of Windmill issued to fund or maintain the Investment of Windmill so transferred.

     (e) The obligation of each Committed Purchaser to make any purchase from Windmill pursuant to this Section 2.1 shall be several, not joint, and shall be absolute and unconditional; provided, however, that no Committed Purchaser shall have any obligation to make such a purchase at a time that (i) Windmill shall have voluntarily commenced any proceeding or filed any petition under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of Windmill or (ii) involuntary proceedings or an involuntary petition shall have been commenced or filed against Windmill under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of Windmill and such proceeding or petition shall not have been dismissed or stayed for a period of thirty (30) days, or any of the actions sought in such proceeding or petition (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, Windmill or for any substantial part of Windmill's property) shall occur.

     Section 2.2. Purchases by Windmill. If the Seller requests an increase in Windmill's Investment when any Committed Purchaser has any outstanding Investment, Windmill shall determine the amount, if any, by which it desires to increase its Investment (the "Desired Increase") and shall so notify the Agent. If Windmill has a Desired Increase and the Seller requests Windmill to first acquire the Investments held by the Committed Purchasers, the Agent shall deliver to the Committed Purchasers a notification of assignment in substantially the form of Exhibit C and, before purchasing any additional Investment from the Seller, Windmill shall purchase in full the Investment of the Committed Purchasers, at a purchase price equal to such Investment plus accrued and unpaid Discount thereon. If the Desired Increase is less than the sum of the total Investment of the Committed Purchasers and accrued Discount, Windmill shall purchase a ratable portion of each Liquidity Provider's Investment and only after all such Investment and accrued Discount thereon is purchased may Windmill purchase Investment of the Enhancer and Discount thereon. As a condition to any such sale of Investment by Committed Purchasers to Windmill, the Seller must pay the Early Payment Fee then owed to such Committed Purchasers. Any sale from any Committed Purchaser to Windmill pursuant to this
Section 2.2 shall be without recourse, representation or warranty except for the representation and warranty that the Investment sold by such Purchaser is free and clear of any Adverse Claim created or granted by such Purchaser and that such Purchaser has not suffered any Bankruptcy Event.

     Section 2.3. Allocations and Distributions.

     (a) Windmill Termination and Non-Reinvestment Periods. Before the Liquidity Termination Date unless an Interim Liquidation is in effect, on each day during a period that Windmill is not making Reinvestment Purchases (as established under Section 1.1(d)) and at all times on and after the Windmill Termination Date, the Collection Agent (i) shall set aside and hold solely for the benefit of Windmill (or deliver to the Agent, if so instructed pursuant to Section 3.2(a)) Windmill's Purchase Interest in all Collections received on such day and
(ii) shall distribute on the last day of each CP Tranche Period to the Agent (for the benefit of Windmill) the amounts so set aside up to the amount of Windmill's Investment allocated to such Tranche Period and, to the extent not already paid in full, all Discount thereon and all other amounts then due from the Seller in connection with such Investment and Tranche Period. The Sold Interest, and each Purchaser's Purchase Interest, shall be recalculated to give effect to any application of any portion of the Sold Interest in Collections to pay Discount or other amounts (except Investment) under this Section 2.3(a), and the Seller shall comply with Section 1.5(a) after such recalculation.

     (b) Liquidity Termination Date and Interim Liquidations. On each day on and after the Liquidity Termination Date, and during any Interim Liquidation, the Collection Agent shall set aside and hold solely for the account of the Agent, for the benefit of the Purchasers, (or deliver to the Agent, if so instructed pursuant to Section 3.2(a)) the Sold Interest in all Collections received on such day and such Collections shall be allocated as follows:

          (i) first, only so long as (A) the sum of the Matured Value of the Windmill Investment, the Matured Value of the Liquidity Provider Investment, and the Enhancer Investment is less than (B) the product of the Sold Interest (or, if less, 100%) multiplied by the Reserve Adjusted Eligible Receivables Balance, to the payment of all Discount then due and not paid to the Enhancer;

          (ii) second, to Windmill and to the Liquidity Providers (ratably, based on the Matured Value of their Investments) until all Investment of, and Discount due but not already paid to, the Liquidity Providers and Windmill has been paid in full;

          (iii) third, to the Enhancer until all Investment of, and Discount due but not already paid to, the Enhancer has been paid in full;

          (iv) fourth, to the Purchasers until all other amounts owed to the Purchasers have been paid in full;

          (v) fifth, to the Agent until all amounts owed to the Agent have been paid in full;

          (vi) sixth, to any other Person to whom any amounts are owed under the Transaction Documents until all such amounts have been paid in full; and

          (vii) seventh, to the Seller (or as otherwise required by applicable law).

Unless an Interim Liquidation has ended by such date (in which case Reinvestment Purchases shall resume to the extent provided in Section 1.1(d)), on the last day of each Tranche Period (unless otherwise instructed by the Agent pursuant to Section 3.2(a)), the Collection Agent shall deposit into the Agent's Account, from such set aside Collections, all amounts allocated to such Tranche Period and all Tranche Periods that ended before such date, due in accordance with the priorities in clauses (i)-(iii) above. No distributions shall be made to pay amounts under clauses (iv) - (vii) until sufficient Collections have been set aside to pay all amounts described in clauses (i) - (iii) that may become payable for all outstanding Tranche Periods. All distributions by the Agent shall be made ratably within each priority level in accordance with the respective amounts then due each Person included in such level unless otherwise agreed by the Agent and all Purchasers. As provided in Section 1.4(c) all Discount and other amounts payable hereunder other than Investment are payable by the Seller. If any part of the Sold Interest in any Collections is applied to pay any such amounts pursuant to this Section 2.3(b), the Seller shall pay to the Collection Agent the amount so applied for distribution as part of the Sold Interest in Collections.


                                   ARTICLE III
                         ADMINISTRATION AND COLLECTIONS

     Section 3.1. Appointment of Collection Agent. (a) The servicing, administering and collecting of the Receivables shall be conducted by a Person (the "Collection Agent") designated to so act on behalf of the Purchasers under this Article III. The Seller is hereby designated as, and agrees to perform the duties and obligations of, the Collection Agent. The Seller acknowledges that the Agent and each Purchaser have relied on the Seller's agreement to act as Collection Agent (and the agreement of any of the sub-collection agents to so act) in making the decision to execute and deliver this Agreement and agrees that it will not voluntarily resign as Collection Agent nor permit any sub-collection agent to voluntarily resign as a sub-collection agent. At any time (but, so long as the Seller acts as Collection Agent, only after the occurrence of a Servicer Replacement Event), the Agent may designate a new Collection Agent to succeed the Seller (or any successor Collection Agent).

     (b) The Seller may, and if requested by the Agent shall, delegate its duties and obligations as Collection Agent to the Originator or any other Affiliate (acting as a sub-collection agent). Notwithstanding such delegation, the Seller shall remain primarily liable for the performance of the duties and obligations so delegated, and the Agent and each Purchaser shall have the right to look solely to the Seller for such performance. The Agent may at any time remove or replace any sub-collection agent (but, so long as the Seller acts as Collection Agent, only after the occurrence of a Servicer Replacement Event).

     (c) If replaced, the Collection Agent agrees it will terminate, and will cause each existing sub-collection agent to terminate, its collection activities in a manner requested by the Agent to facilitate the transition to a new Collection Agent. The Collection Agent shall cooperate with and assist any new Collection Agent (including providing access to, and transferring, all Records and allowing the new Collection Agent to use all licenses, hardware or software necessary or desirable to collect the Receivables). The Seller irrevocably agrees to act (if requested to do so) as the data-processing agent for any new Collection Agent in substantially the same manner as the Seller conducted such data-processing functions while it acted as the Collection Agent.

     Section 3.2. Duties of Collection Agent. (a) The Collection Agent shall take, or cause to be taken, all action necessary or advisable to collect each Receivable in accordance with this Agreement, the Credit and Collection Policy and all applicable laws, rules and regulations using the skill and attention the Collection Agent exercises in collecting other receivables or obligations owed solely to it. The Collection Agent shall, in accordance herewith, set aside all Collections to which a Purchaser is entitled. If so instructed by the Agent, the Collection Agent shall transfer to the Agent the amount of Collections to which the Agent and the Purchasers are entitled by the Business Day following receipt. Each party hereto hereby appoints the Collection Agent to enforce such Person's rights and interests in the Receivables, but (notwithstanding any other provision in any Transaction Document) the Agent shall at all times have the sole right to direct the Collection Agent to commence or settle any legal action to enforce collection of any Receivable.

     (b) If no Termination Event exists and the Collection Agent determines that such action is appropriate in order to maximize the Collections, the Collection Agent may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable (but not beyond thirty (30) days) or adjust the outstanding balance of any Receivable. Any such extension or adjustment shall not alter the status of a Receivable as a Defaulted Receivable or Delinquent Receivable or limit any rights of the Agent or the Purchasers hereunder. If a Termination Event exists, the Collection Agent may make such extensions or adjustments only with the prior consent of the Instructing Group.

     (c) The Collection Agent shall turn over to the Seller (i) any percentage of Collections in excess of the Sold Interest, less all reasonable costs and expenses of the Collection Agent for servicing, collecting and administering the Receivables and (ii) subject to Section 1.5(d), the collections and records for any indebtedness owed to the Seller that is not a Receivable. The Collection Agent shall have no obligation to remit any such funds or records to the Seller until the Collection Agent receives evidence (satisfactory to the Agent) that the Seller is entitled to such items. The Collection Agent has no obligations concerning indebtedness that is not a Receivable other than to deliver the collections and records for such indebtedness to the Seller when required by this Section 3.2(c).

     Section 3.3. Reports. On or before the fifteenth day of each month, and at such other times covering such other periods as is requested by the Agent or the Instructing Group, the Collection Agent shall deliver to the Agent a report reflecting information as of the close of business of the Collection Agent for the immediately preceding calendar month or such other preceding period as is requested (each a "Periodic Report"), containing the information described on Exhibit D (with such modifications or additional information as requested by the Agent or the Instructing Group).

     Section 3.4. Lock-Box Arrangements. At any time after the occurrence of a Lock-Box Event and establishment of Lock-Box Accounts, the Agent is hereby authorized to give notice to any or all Lock-Box Banks that the Agent is exercising its rights under the Lock-Box Letters and to take all actions permitted under the Lock-Box Letters. The Seller agrees to take any action requested by the Agent to facilitate the foregoing. After the Agent takes any such action under the Lock-Box Letters, the Seller shall immediately deliver to the Agent any Collections received by the Seller. If the Agent takes control of any Lock-Box Account, the Agent shall distribute Collections it receives in accordance herewith and shall deliver to the Collection Agent, for distribution under Section 3.2, all other amounts it receives from such Lock-Box Account.

     Section 3.5. Enforcement Rights. (a) The Agent may. at any time during the pendency of a Termination Event, direct the Obligors and the Lock-Box Banks, if any, to make all payments on the Receivables directly to the Agent or its designee. The Agent may, and the Seller shall at the Agent's request, withhold the identity of the Purchasers from the Obligors and any Lock-Box Banks. Upon the Agent's request, the Seller (at the Seller's expense) shall (i) give notice to each Obligor of the Agent's ownership of the Sold Interest and direct that payments on Receivables be made directly to the Agent or its designee, (ii) assemble for the Agent all Records and collateral security for the Receivables and transfer to the Agent (or its designee), or license to the Agent (or its designee) the use of, all software useful to collect the Receivables and (iii) segregate in a manner acceptable to the Agent all Collections the Seller receives and, promptly upon receipt, remit such Collections in the form received, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

     (b) The Seller hereby irrevocably appoints the Agent as its attorney-in-fact coupled with an interest, with full power of substitution and with full authority in the place of the Seller, to take any and all steps deemed desirable by the Agent, in the name and on behalf of the Seller to (i) collect any amounts due under any Receivable, including endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Receivables, and (ii) exercise any and all of the Seller's rights and remedies under the Purchase Agreement. The Agent's powers under this Section 3.5(b) shall not subject the Agent to any liability if any action taken by it proves to be inadequate or invalid, nor shall such powers confer any obligation whatsoever upon the Agent.

     (c) Neither the Agent nor any Purchaser shall have any obligation to take or consent to any action to realize upon any Receivable or to enforce any rights or remedies related thereto.

     Section 3.6. Collection Agent Fee. On or before the fifteenth day of each calendar month, the Seller shall pay to the Collection Agent a fee for the immediately preceding calendar month as compensation for its services (the "Collection Agent Fee") equal to (a) at all times the Seller, the Originator, or any Affiliate of either such Person is the Collection Agent, such consideration as is acceptable to it, the receipt and sufficiency of which is hereby acknowledged, and (b) at all times any other Person is the Collection Agent, a reasonable amount agreed upon by the Agent and the new Collection Agent on an arm's length basis reflecting rates and terms prevailing in the market at such time. The Collection Agent may only apply to payment of the Collection Agent Fee the portion of the Collections in excess of the Sold Interest or Collections that fund Reinvestment Purchases. The Agent may, with the consent of the Instructing Group, pay the Collection Agent Fee to the Collection Agent from the Sold Interest in Collections. The Seller shall be obligated to reimburse any such payment to the extent required by Section 1.5 or 2.3.

     Section 3.7. Responsibilities of the Seller. The Seller shall, or shall cause the Originator to, pay when due all Taxes payable in connection with the Receivables or their creation or satisfaction. The Seller shall, and shall cause the Originator to, perform all of its obligations under agreements related to the Receivables to the same extent as if interests in the Receivables had not been transferred hereunder or, in the case of the Originator, under the Purchase Agreement. The Agent's or any Purchaser's exercise of any rights hereunder shall not relieve the Seller or the Originator from such obligations. Neither the Agent nor any Purchaser shall have any obligation to perform any obligation of the Seller or of the Originator or any other obligation or liability in connection with the Receivables.

     Section 3.8. Actions by Seller. The Seller shall defend and indemnify the Agent and each Purchaser against all costs, expenses, claims and liabilities for any action taken by the Seller, the Originator or any other Affiliate of the Seller or the Originator (whether acting as Collection Agent or otherwise) related to any Receivable, or arising out of any alleged failure of compliance of any Receivable with the provisions of any law or regulation. If any goods related to a Receivable are repossessed, the Seller agrees to resell, or to have the Originator or another Affiliate resell, such goods in a commercially reasonable manner for the account of the Agent and remit, or have remitted, to the Agent the Purchasers' share in the gross sale proceeds thereof net of any out-of-pocket expenses and any equity of redemption of the Obligor thereon. Any such moneys collected by the Seller or the Originator or other Affiliate of the Seller pursuant to this Section 3.8 shall be segregated and held in trust for the Agent and remitted to the Agent's Account within one Business Day of receipt as part of the Sold Interest in Collections for application as provided herein.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     Section 4.1. Representations and Warranties. The Seller represents and warrants to the Agent and each Purchaser that:

          (a) Corporate Existence and Power. Each of the Seller and the Originator is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all corporate power and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted, except where failure to obtain such license, authorization, consent or approval would not have an adverse effect on (i) its ability to perform its obligations under, or the enforceability of, any Transaction Document, (ii) its business or financial condition, (iii) the interests of the Agent or any Purchaser under any Transaction Document or (iv) the enforceability or collectibility of any Receivable.

          (b) Corporate Authorization and No Contravention. The execution, delivery and performance by the Seller and the Originator of each Transaction Document to which it is a party (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action,
     (iii) do not contravene or constitute a default under (A) any applicable law, rule or regulation, (B) its or any Subsidiary's charter or bylaws or
     (C) any agreement, order or other instrument to which it or any Subsidiary is a party or its property is subject and (iv) will not result in any Adverse Claim on any Receivable or Collection or give cause for the acceleration of any indebtedness of the Seller, the Originator or any Subsidiary.

          (c) No Consent Required. Other than the filing of the Purchase Agreement with the Indiana Utility Regulatory Commission, no approval, authorization or other action by, or filings with, any Governmental Authority (including, without limitation, any approval, authorization, consent, license, or exemption of, or filing with, any federal or state utility authority, or other regulatory authority having jurisdiction) or other Person is required in connection with the execution, delivery and performance by the Seller or the Originator of any Transaction Document or any transaction contemplated thereby.

          (d) Binding Effect. Each Transaction Document to which the Seller or the Originator is a party constitutes the legal, valid and binding obligation of such Person enforceable against that Person in accordance with its terms except as limited by bankruptcy, insolvency, or other similar laws of general application relating to or affecting the enforcement of creditors' rights generally and subject to general principles of equity.

          (e) Perfection of Ownership Interest. Immediately preceding its sale of Receivables to the Seller, the Originator was the owner of, and effectively sold, such Receivables to the Seller, free and clear of any Adverse Claim. The Seller owns the Receivables free of any Adverse Claim other than the interests of the Purchasers (through the Agent) therein that are created hereby, and each Purchaser shall at all times have a valid undivided percentage ownership interest, which shall be a first priority perfected security interest for purposes of Article 9 of the applicable Uniform Commercial Code, in the Receivables and Collections to the extent of its Purchase Interest then in effect.

          (f) Accuracy of Information. All information furnished by the Seller, the Originator or any Affiliate of either such Person to the Agent or any Purchaser in connection with any Transaction Document, or any transaction contemplated thereby, is true and accurate in all material respects (and is not incomplete by omitting any information necessary to prevent such information from being materially misleading).

          (g) No Actions, Suits. There are no actions, suits or other proceedings (including matters relating to environmental liability and utility or other regulatory matters) pending or threatened against or affecting the Seller, the Originator or any Subsidiary, or any of their respective properties, that (i) if adversely determined (individually or in the aggregate), may reasonably be expected to have a material adverse effect on the financial condition of the Seller, the Originator or any Subsidiary or on the collectibility of the Receivables or (ii) involve any Transaction Document or any transaction contemplated thereby. None of the Seller, the Originator or any Subsidiary is in default of any contractual obligation or in violation of any order, rule or regulation of any Governmental Authority, which default or violation may have a material adverse effect upon (i) the financial condition of the Seller, the Originator and the Subsidiaries taken as a whole or (ii) the collectibility of the Receivables.

          (h) No Material Adverse Change. Since September 30, 1996, there has been no material adverse change in the collectibility of the Receivables or the Seller's, the Originator's or any Subsidiary's (i) financial condition, business, operations or prospects or (ii) ability to perform its obligations under any Transaction Document.

          (i) Credit and Collection Policy. Each of the Seller and the Originator has complied in all material respects with the Credit and Collection Policy in regard to each Receivable.

          (j) Accuracy of Exhibits; Lock-Box Arrangements; All information on Exhibits E and F (listing offices and names of the Seller and the Originator and where they maintain Records and all the Subsidiaries of the Originator) is true and complete, subject to any changes permitted by, and notified to the Agent in accordance with, Article V. At all times after any Lock-Box is established pursuant to Section 5.1(i) following the occurrence of a Lock-Box Event, the Seller shall have delivered a copy of all Lock-Box Agreements to the Agent. At no time after the occurrence of a Lock-Box Event shall the Seller grant or permit to exist any interest of a Person other than Seller and Agent in any Lock-Box or Lock-Box Account and, upon delivery to a Lock-Box Bank of the related Lock-Box Letter, the Agent will have exclusive ownership and control of the Lock-Box Account at such Lock-Box Bank. (k) Sales by the Originator. Each sale by the Originator to the Seller of an interest in Receivables and their Collections has been made in accordance with the terms of the Purchase Agreement, including the payment by the Seller to the Originator of the purchase price described in the Purchase Agreement. Each such sale has been made for "reasonably equivalent value" (as such term is used in Section 548 of the Bankruptcy
     Code) and not for or on account of "antecedent debt" (as such term is used in Section 547 of the Bankruptcy Code) owed by the Originator to the Seller.


                                    ARTICLE V
                                   COVENANTS

     Section 5.1. Covenants of the Seller. The Seller hereby covenants and agrees to comply with the following covenants and agreements, unless the Agent (with the consent of the Instructing Group) shall otherwise consent:

     (a) Financial Reporting. The Seller will, and will cause the Originator and each Subsidiary to, maintain a system of accounting established and administered in accordance with GAAP and will furnish to the Agent and each Purchaser:

          (i) Annual Financial Statements. Within 120 days after each fiscal year of the Originator copies of (A) its annual audited financial statements (including a consolidated balance sheet, consolidated statement of income and retained earnings and statement of cash flows, with related footnotes) certified by independent certified public accountants satisfactory to the Agent (which accountants shall have acknowledged the reliance of the Agent and the Purchasers on the financial statements audited by such accountants) and prepared on a consolidated basis in conformity with GAAP, and (B) for the Seller its annual balance sheet and annual profit and loss statement certified by a Designated Financial Officer thereof, in each case prepared on a consolidated basis in conformity with GAAP as of the close of such fiscal year for the year then ended;

          (ii) Quarterly Financial Statements. Within 45 days after each (except the last) fiscal quarter of each fiscal year of the Originator, copies of
     (A) its unaudited financial statements (including at least a consolidated balance sheet as of the close of such quarter and statements of earnings and sources and applications of funds for the period from the beginning of the fiscal year to the close of such quarter) certified by a Designated Financial Officer and prepared in a manner consistent with the financial statements described in part (A) of clause (i) of this Section 5.1(a) and
     (B) for the Seller its quarterly balance sheet and profit and loss statement for the period from the beginning of such fiscal year to the close of such quarter, in each case certified by a Designated Financial Officer thereof and prepared in a manner consistent with part (B) of clause
     (i) of Section 5.1(a);

          (iii) Officer's Certificate. Each time financial statements are furnished pursuant to clause (i) or (ii) of Section 5.1(a), a compliance certificate (in substantially the form of Exhibit G) signed by a Designated Financial Officer, dated the date of such financial statements, and containing a computation of each of the financial ratios and restrictions contained herein and in the Indemnity Agreement;

          (iv) Public Reports. Promptly upon becoming available, a copy of each report or proxy statement filed by the Originator with the Securities Exchange Commission or any securities exchange; and

          (v)  Other  Information.   With  reasonable  promptness,   such  other
     information (including non-financial information) as may be requested by the Agent or any Purchaser (with a copy of such request to the Agent).

     (b) Notices. Immediately upon becoming aware of any of the following the Seller will notify the Agent and provide a description of:

          (i) Potential Termination Events. The occurrence of any Potential Termination Event;

          (ii) Representations and Warranties. The failure of any representation or warranty herein to be true (when made or at any time thereafter) in any material respect;

          (iii) Downgrading. The downgrading, withdrawal or suspension of any rating by any rating agency of any indebtedness of any Obligor with a Special Limit or of the Originator;

          (iv)  Litigation;  Proceedings The institution of any material action, suit, or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Originator, any Subsidiary or the collectibility or quality of the Receivables;

          (v) Adverse Changes. Any material adverse change in the Seller's or Originator's or any Subsidiary's condition, financial or otherwise, and an explanation thereof and of the actions the Seller or Originator, as applicable, proposes to take with respect thereto;

          (vi) Changes in Business. Any change in, or proposed change in, the character of the Seller's or the Originator's business that could impair the collectibility or quality of any Receivable; or

          (vii) Official Notices. Any and all notices, correspondence, warnings, guidance or other written materials specifically directed at the Seller or Originator or any Subsidiary which have a material impact on the Seller's or Originator's ability to carry out its businesses as presently conducted and which include, but shall not be limited to, any directives, compliance requirements or enforcement requirements received from any Governmental Authority in connection with the property owned or leased by Borrower or any Subsidiary, the substances contained therein, or the equipment or operations of the Seller, the Originator or any Subsidiary in connection therewith.

If the Agent receives such a notice, the Agent shall promptly give notice thereof to each Purchaser and, until Windmill has no Investment after the Windmill Termination Date, to each CP Dealer and each Rating Agency.

     (c) Conduct of Business. The Seller will perform, and will cause the Originator and each Subsidiary to perform, all actions necessary to remain duly incorporated, validly existing and in good standing in its jurisdiction of incorporation and to maintain all requisite authority to conduct its business in each jurisdiction in which it conducts business.

     (d) Compliance with Laws. The Seller will comply, and will cause the Originator and each Subsidiary to comply, with all laws, regulations, judgments and other directions or orders imposed by any Governmental Authority to which such Person or any Receivable or Collection may be subject, except, for purposes of determining whether a Potential Termination Event exists but not for purposes of determining the Seller's obligations under Section 1.5(b) to remit Deemed
Collections for each affected Receivable, to the extent such failure to comply would not have a material adverse effect on the collectibility of any material amount of Receivables and would not have a material adverse effect on the Seller, the Originator or any material portion of the properties of either such Person.

     (e) Furnishing Information and Inspection of Records. The Seller will furnish to the Agent and the Purchasers such information concerning the Receivables as the Agent or a Purchaser may request. The Seller will, and will cause the Originator to, permit, at any time during regular business hours, the Agent or any Purchaser (or any representatives thereof) (i) to examine and make copies of all Records, (ii) to visit the offices and properties of the Seller or Originator for the purpose of examining the Records and (iii) to discuss matters relating hereto with any of the Seller's or the Originator's officers, directors, employees or independent public accountants having knowledge of such matters. Once a year, the Agent may (at the expense of the Seller) have an independent public accounting firm conduct an audit of the Records or make test verifications of the Receivables and Collections.

     (f) Keeping Records. (i) The Seller will, and will cause the Originator to, have and maintain (A) administrative and operating procedures (including an ability to recreate Records if originals are destroyed), (B) adequate facilities, personnel and equipment and (C) all Records and other information necessary or advisable for collecting the Receivables (including Records adequate to permit the immediate identification of each new Receivable and all Collections of, and adjustments to, each existing Receivable). The Seller will give the Agent prior notice of any material change in such administrative and operating procedures.

          (ii) The Seller will, (A) at all times from and after the date hereof, clearly and conspicuously mark its computer and master data processing books and records with a legend describing the Agent's and the Purchasers' interest therein and (B) upon the request of the Agent, so mark each contract relating to a Receivable and deliver to the Agent all such contracts (including all multiple originals of such contracts), with any appropriate endorsement or assignment, or segregate (from all other receivables then owned or being serviced by the Seller) the Receivables and all contracts relating to each Receivable and hold in trust and safely keep such contracts so legended in separate filing cabinets or other suitable containers at such locations as the Agent may specify.

     (g) Perfection. (i) The Seller will, and will cause the Originator to, at its expense, promptly execute and deliver all instruments and documents and take all action necessary or requested by the Agent (including the execution and filing of financing or continuation statements, amendments thereto or assignments thereof) to enable the Agent to exercise and enforce all its rights hereunder and to vest and maintain vested in the Agent a valid, first priority perfected security interest in the Receivables, the Collections, the Purchase Agreement, and proceeds thereof free and clear of any Adverse Claim (and a perfected ownership interest in the Receivables and Collections to the extent of the Sold Interest). The Agent will be permitted to sign and file any continuation statements, amendments thereto and assignments thereof without the Seller's signature.

               (ii) The Seller will, and will cause the Originator to, only change its name, identity or corporate structure or relocate its chief executive office or the Records following at least thirty (30) days advance notice to the Agent and the delivery to the Agent of all financing statements, instruments and other documents (including direction letters) requested by the Agent.

               (iii) The Seller and the Originator will each at all times maintain its chief executive offices within a jurisdiction in the USA (other than in the states of Florida, Maryland and Tennessee) in which
          Article 9 of the UCC is in effect. If the Seller or the Originator moves its chief executive office to a location that imposes Taxes, fees or other charges to perfect the Agent's and the Purchasers' interests hereunder or the Seller's interests under the Purchase Agreement, the Seller will pay all such amounts and any other costs or expenses incurred in order to maintain the enforceability of the Transaction Documents, the Sold Interest and the interests of the Agent and the Purchasers in the Receivables, the Collections, the Purchase Agreement, and proceeds thereof.

     (h) Performance of Duties. The Seller will perform, and will cause the Originator, each Subsidiary and the Collection Agent (if an Affiliate) to perform, its respective duties or obligations in accordance with the provisions of each of the Transaction Documents. The Seller (at its expense) will, and will cause the Originator to, (i) fully and timely perform in all material respects all agreements required to be observed by it in connection with each Receivable,
(ii) comply in all material respects with the Credit and Collection  Policy, and
(iii) refrain from any action that may impair the rights of the Agent or the Purchasers in the Receivables, any Collections, the Purchase Agreement or any proceeds thereof

     (i) Payments on Receivables; Maintenance of Lock-Box Accounts After Lock-Box Event. Within 45 days following the occurrence of a Lock-Box Event and the Agent notifying the Seller that it directs the Seller to establish Lock-Box Accounts, the Seller will establish and maintain one or more Lock-Box Accounts with one or more Lock-Box Banks. Thereafter, the Seller will, and will cause the Originator to, at all times instruct all Obligors to deliver payments on the Receivables to a Lock-Box Account. At all times that any Lock-Box Accounts are established, if any such payments on Receivables or other Collections are received by the Seller or the Originator, it shall hold such payments in trust for the benefit of the Agent and the Purchasers and promptly (but in any event within two Business Days after receipt) remit such funds into a Lock-Box Account. The Seller will cause each Lock-Box Bank to comply with the terms of each applicable Lock-Box Letter. The Seller will not permit the funds of any Affiliate or other Person (except Seller) to be deposited into any Lock-Box Account. If such funds are nevertheless deposited into any Lock-Box Account, the Seller will promptly identify such funds for segregation. Within 45 days following the occurrence of a Lock-Box Event and the Agent notifying the Seller that it directs the Seller to establish Lock-Box Accounts, the Seller shall identify to the Agent in writing the name of each Lock-Box Bank and the number or other identifying information for each Lock-Box and Lock-Box Account. In addition, within such time period the Seller shall deliver to the Agent a fully executed Lock-Box Letter from each Lock-Box Bank and any other documentation appropriate to perfect a security interest in such Lock-Box Account. The Seller shall only add, and shall only permit the Originator to add, a Lock-Box Bank, Lock-Box, or Lock-Box Account to those initially identified to the Agent if the Agent has received notice of such addition and a fully executed Lock-Box Letter from such new Lock-Box Bank and any other documentation appropriate to perfect a security interest in such Lock-Box Account. The Seller shall only terminate a Lock-Box Bank or Lock-Box, or close a Lock-Box Account, upon 30 days advance notice to the Agent. The Agent may require the Seller to establish Lock-Box
Accounts pursuant to this Section 5.1(i) at any time a Lock-Box Event has occurred and is continuing. No delay in imposing such requirement shall limit or otherwise affect the Agent's right to require Lock-Box Accounts at any time a Lock-Box Event exists and is continuing.

     (j) Payments on Receivables at all Times. Regardless whether a Lock-Box Event has occurred or any Lock-Box Account exists, the Seller shall not permit any Collections to be commingled with funds of any other Person except to the extent (i) such funds of the Seller are commingled with funds of the Originator or another Affiliate of Seller, (ii) the Originator or such Affiliate is prohibited from using any Collections or other funds of the Seller, (iii) there is clear identification of the funds of the Seller and (iv) there is a formal settlement procedure for the prompt remittance of funds to the Seller or, if a Lock-Box Account has been established, to a Lock-Box Account. Following the occurrence of a Lock-Box Event, the Seller shall not permit the funds of any other Person to become commingled with Collections or other funds to which the Agent or any Purchaser is entitled.

     (k) Sales and Adverse Claims Relating to Receivables. The Seller will not, and will not permit the Originator to, (by operation of law or otherwise) dispose of or otherwise transfer, or create or suffer to exist any Adverse Claim upon, any Receivables, Collections, or the Purchase Agreement.

     (l) Extension or Amendment of Receivables. Except as otherwise permitted in
Section 3.2(b) and then subject to Section 1.5, the Seller will not, and will not permit the Originator to, extend, amend, rescind or cancel any Receivable without the consent of the Agent, which consent the Agent shall provide if so directed by the Instructing Group.

     (m) Change in Business or Credit and Collection Policy. The Seller will not, and will not permit the Originator to, make any material change in the character of its business or in its Credit and Collection Policy without the consent of the Agent, which consent the Agent shall provide if so directed by the Instructing Group.

     (n) Accounting for Sale. Except as provided in Section 9.9, the Seller will not, and will not permit the Originator to, account for, or otherwise treat, the transactions contemplated hereby other than as a sale of Receivables or inconsistent with the Agent's ownership interest in the Receivables and Collections.

                                   ARTICLE VI
                                INDEMNIFICATION

     Section 6.1. Indemnities by the Seller. Without limiting any other rights any such Person may have hereunder or under applicable law, the Seller hereby indemnifies and holds harmless, on an after-Tax basis, the Agent and each Purchaser and their respective officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, liabilities, penalties, Taxes, costs and expenses (including attorneys' fees and court costs) (all of the foregoing collectively, the "Indemnified Losses") at any time imposed on or incurred by any Indemnified Party arising out of or otherwise relating to any Transaction Document, the transactions contemplated thereby or the acquisition of any portion of the Sold Interest, or any action taken or omitted by any of the Indemnified Parties in connection therewith (including any action taken by the Agent as attorney-in-fact for the Seller pursuant to Section 3.5(b)), excluding only Indemnified Losses to the extent (a) a final judgment of a court of competent jurisdiction holds such Indemnified Losses resulted solely from gross negligence or willful misconduct of the Indemnified Party seeking indemnification, (b) solely due to the credit risk of the Obligor and for which reimbursement would constitute recourse to the Seller or the Collection Agent for uncollectible Receivables or (c) such Indemnified Losses include Taxes on, or measured by, the overall net income of the Agent or any Purchaser computed in accordance with the Intended Tax Characterization; provided, however, that nothing contained in this sentence shall limit the liability of the Seller or the Collection Agent or limit the recourse of the Agent and each Purchaser to the Seller or the Collection Agent for any amounts otherwise specifically provided to be paid by the Seller or the Collection Agent hereunder. Without limiting the foregoing indemnification, the Seller shall indemnify each Indemnified Party for Indemnified Losses (including losses in respect of uncollectible Receivables, regardless for these specific matters whether reimbursement therefor would constitute recourse to the Seller or the Collection Agent, but otherwise subject to the limitations in clauses (a) - (c) of the preceding sentence) relating to or resulting from:

          (i) any representation or warranty made by the Seller, the Originator or the Collection Agent (or any employee or agent of the Seller, the Originator or the Collection Agent) under or in connection with this Agreement, any Periodic Report or any other information or report delivered by the Seller, the Originator or the Collection Agent pursuant hereto having been false or incorrect in any material respect when made or deemed made;

          (ii) the failure by the Seller, the Originator, or the Collection Agent to comply with any applicable law, rule or regulation related to any Receivable, or the nonconformity of any Receivable with any such applicable law, rule or regulation;

          (iii) the failure of the Seller to vest and maintain vested in the Agent, for the benefit of the Purchasers, a perfected ownership or security interest in the Sold Interest and the property conveyed pursuant to Section 1.1(e) and Section 1.8, free and clear of any Adverse Claim;

          (iv) any commingling of funds to which the Agent or any Purchaser is entitled hereunder with any other funds;

          (v) any failure of a Lock-Box Bank to comply with the terms of the applicable Lock-Box Letter;

          (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable, or any other claim resulting from the sale or lease of goods or the rendering of services related to such Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;

          (vii) any failure of the Seller, the Originator, or any Affiliate of either thereof, to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document to which such Person is a party (as a Collection Agent or otherwise);

          (viii) any action taken by the Agent as attorney-in-fact for the Seller pursuant to Section 3.5(b); or

          (ix) any environmental liability claim, products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with any Receivable or any other suit, claim or action of whatever sort relating to any of the Transaction Documents.

     Section 6.2.Increased Cost and Reduced Return. By way of clarification, and not of limitation, of Section 6.1, if the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Windmill Funding Source, the Agent or any Purchaser (collectively, the "Funding Parties") with any request or directive (whether or not having the force of law) of any such Governmental Authority (a "Regulatory Change") (a) subjects any Funding Party to any charge or withholding on or in connection with a Funding Agreement or this Agreement (collectively, the "Funding Documents") or any Receivable, (b) changes the basis of taxation of payments to any of the Funding Parties of any amounts payable under any of the Funding Documents (except for changes in the rate of Tax on the overall net income of such Funding Party), (c) imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or any credit extended by, any of the Funding Parties, (d) has the effect of reducing the rate of return on such Funding Party's capital to a level below that which such Funding Party could have achieved but for such adoption, change or compliance (taking into consideration such Funding Party's policies concerning capital adequacy) or (e) imposes any other condition, and the result of any of the foregoing is (x) to impose a cost on, or increase the cost to, any Funding Party of its commitment under any Funding Document or of purchasing, maintaining or funding any interest acquired under any Funding Document, (y) to reduce the amount of any sum received or receivable by, or to reduce the rate of return of, any Funding Party under any Funding Document or (z) to require any payment calculated by reference to the amount of interests held or amounts received by it hereunder, then, upon demand by the Agent, the Seller shall pay to the Agent for the account of the Person such additional amounts as will compensate the Agent or such Purchaser (or, in the case of Windmill, will enable Windmill to compensate any Windmill Funding Source) for such increased cost or reduction. Without limiting the foregoing, the Seller acknowledges and agrees that the fees and other amounts payable by the Seller to the Purchasers and the Agent have been negotiated on the basis that the unused portion of each Liquidity Provider's Commitment is treated as a "short term commitment" for which there is no regulatory capital requirement and the Enhancer's Commitment carries the same capital requirement as a funded loan in the same amount. If any Liquidity Provider determines it is required to maintain capital against its Unused Commitment, or if the Enhancer is required to maintain capital on its Unused Commitment (or any Purchaser is required to maintain capital against its Investment) in excess of the amount of capital it would be required to maintain against a funded loan in the same amount, such Purchaser shall be entitled to compensation under this Section 6.2.

     Section 6.3. Other Costs and Expenses. Also by way of clarification, and not of limitation, of Section 6.1, the Seller shall pay to the Agent on demand all costs and expenses in connection with (a) the preparation, execution, delivery and administration (including amendments of any provision) of the Transaction Documents, (b) the sale of the Sold Interest, (c) the perfection of the Agent's rights in the Receivables, the Collections, the Purchase Agreement and any Lock-Box Account, (d) the enforcement by the Agent or the Purchasers of the obligations of the Seller under the Transaction Documents or of any Obligor under a Receivable and (e) the maintenance by the Agent of the Lock-Boxes and Lock-Box Accounts, including fees, costs and expenses of legal counsel for the Agent and Windmill relating to any of the foregoing or to advising the Agent, Windmill and any Windmill Funding Source about its rights and remedies under any Transaction Document or any related Funding Agreement and all costs and expenses (including counsel fees and expenses) of the Agent, each Purchaser and each Windmill Funding Source in connection with the enforcement of the Transaction Documents or any Funding Agreement and in connection with the administration of the Transaction Documents following a Termination Event. The Seller shall reimburse the Agent and Windmill for the cost of the Agent's or Windmill's auditors (which may be employees of such Person) auditing the books, records and procedures of the Seller. The Agent and Windmill do not contemplate conducting such an audit more than once a year unless the Agent in good faith deems more frequent audits advisable as a result of changed circumstances. The Seller shall reimburse Windmill for any amounts Windmill must pay to any Windmill Funding Source pursuant to any Funding Agreement on account of any Tax. The Seller shall reimburse Windmill on demand for all other costs and expenses incurred by Windmill or any shareholder of Windmill in connection with the Transaction Documents or the transactions contemplated thereby, including the cost of auditing Windmill's books by certified public accountants, the cost of the Ratings and the fees and out-of-pocket expenses of counsel of the Agent, Windmill or any shareholder, or administrator, of Windmill for advice relating to Windmill's operation to the extent related to the Transaction Documents or the transactions contemplated thereby.

     Section 6.4. Withholding Taxes. (a) All payments made by the Seller hereunder shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient). If any such withholding is so required, the Seller shall make the withholding, pay the amount withheld to the appropriate authority before penalties attach thereto or interest accrues thereon and pay such additional amount as may be necessary to ensure that the net amount actually received by each Purchaser and the Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount that Purchaser or the Agent (as the case may be) would have received had such withholding not been made. If the Agent or any Purchaser pays any such taxes, penalties or interest the Seller shall reimburse the Agent or such Purchaser for that payment on demand. If the Seller pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Purchaser or Agent on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) on or before the thirtieth day after payment.

     (b) Before the first date on which any amount is payable hereunder for the account of any Purchaser not incorporated under the laws of the USA such Purchaser shall deliver to the Seller and the Agent each two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or successor applicable form) certifying that such Purchaser is entitled to receive payments hereunder without deduction or withholding of any United States federal income taxes. Each such Purchaser shall replace or update such forms when necessary to maintain any applicable exemption and as requested by the Agent or the Seller.

     Section 6.5. Payments and Allocations. If any Person seeks compensation pursuant to this Article VI, such Person shall deliver to the Seller and the Agent a certificate setting forth the amount due to such Person, a description of the circumstance giving rise thereto and the basis of the calculations of such amount, which certificate shall be conclusive absent manifest error. The Seller shall pay to the Agent (for the account of such Person) the amount shown as due on any such certificate within 10 Business Days after receipt of the notice.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

     Section 7.1. Conditions to Closing. This Agreement shall become effective on the first date all conditions in this Section 7.1 are satisfied. On or before such date, the Seller (or, in the case of Section 7.1 (e)(ii), the Enhancer and the applicable Liquidity Providers) shall deliver to the Agent the following documents in form, substance and quantity acceptable to the Agent:

          (a) A Certificate of the Secretary of the Seller and of the Secretary of the Originator each certifying (i) the resolutions of such Person's board of directors approving each Transaction Document to which it is a party, (ii) the name, signature, and authority of each officer who executes on such Person's behalf a Transaction Document (on which certificate the Agent and each Purchaser may conclusively rely until a revised certificate is received), (iii) such Person's certificate or articles of incorporation certified by the Secretary of State of its state of incorporation, (iv) a copy of such Person's by-laws and (v) good standing certificates issued by the Secretaries of State of each jurisdiction where such Person has material operations.

          (b) All instruments and other documents required, or deemed desirable by the Agent, to perfect the Agent's first priority interest in the Receivables and Collections, and the Purchase Agreement in all appropriate jurisdictions.

          (c) UCC search reports from all jurisdictions the Agent requests.

          (d) Executed copies of (i) all consents and authorizations necessary in connection with the Transaction Documents, (ii) a compliance certificate in the form of Exhibit H covering the period ending November 30, 1996,
     (iii) a Periodic  Report  covering the month ended  November 30, 1996,  and
     (iv) each Transaction Document.

          (e) Favorable opinions of counsel to the Seller and Originator's (and, if requested by Windmill, the Enhancer or any Liquidity Provider and then at the expense of the Seller) covering such matters as Windmill or the Agent may request.

          (f) Such other approvals, opinions or documents as the Agent or Windmill may request.

     Section 7.2. Conditions to Each Purchase. The obligation of each Committed Purchaser to make any Purchase, and the right of the Seller to request or accept any Purchase, are subject to the conditions (and each Purchase shall evidence the Seller's representation and warranty that clauses (a)-(e) of this Section
7.2 have been satisfied) that on the date of such Purchase before and after giving effect to the Purchase:

          (a) no Potential Termination Event shall then exist or shall occur as a result of the Purchase;

          (b) the Liquidity Termination Date has not occurred;

          (c) after giving effect to the application of the proceeds of such Purchase, (x) the outstanding Matured Aggregate Investment would not exceed the Aggregate Commitment and (y) the outstanding Aggregate Investment would not exceed the Purchase Limit;

          (d) the representations and warranties in Section 4.1 are true and correct in all material respects on and as of such date (except to the extent such representations and warranties relate solely to an earlier date and then as of such earlier date);

          (e) each of the Seller and the Originator is in full compliance with the Transaction Documents (including all covenants and agreements in Article V); and

          (f) all legal matters related to the Purchase are satisfactory to the Purchasers.

Nothing in this Section 7.2 limits the obligations (including those in Section 2.1) of each Committed Purchaser to Windmill.

                                  ARTICLE VIII
                                   THE AGENT

     Section 8.1. Appointment and Authorization. Each Purchaser hereby irrevocably designates and appoints ABN AMRO Bank N.V. as the "Agent" hereunder and authorizes the Agent to take such actions and to exercise such powers as are delegated to the Agent hereby and to exercise such other powers as are reasonably incidental thereto. The Agent shall hold, in its name, for the benefit of each Purchaser, the Purchase Interest of the Purchaser, The Agent shall not have any duties other than those expressly set forth herein or any fiduciary relationship with any Purchaser, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against the Agent. The Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall the Agent ever be required to take any action which exposes the Agent to personal liability or which is contrary to the provision of any Transaction Document or applicable law.

     Section 8.2. Delegation of Duties. The Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     Section 8.3. Exculpatory Provisions. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted (i) with the consent or at the direction of the Instructing Group or
(ii) in the absence of such Persons gross negligence or willful misconduct. The Agent shall not be responsible to any Purchaser or other Person for any recitals, representations, warranties or other statements made by the Seller, the Originator or any of their Affiliates, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document, (iii) any failure of the Seller, the Originator or any of their Affiliates to perform any obligation or (iv) the satisfaction of any condition specified in Article VII. The Agent shall not have any obligation to any Purchaser to ascertain or inquire about the observance or performance of any agreement contained in any Transaction Document or to inspect the properties, books or records of the Seller, the Originator or any of their Affiliates.

     Section 8.4. Reliance by Agent. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document, other writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to the Seller), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Purchasers, and assurance of its indemnification, as it deems appropriate.

     Section 8.5. Assumed Payments. Unless the Agent shall have received notice from the applicable Purchaser before the date of any Put or of any Incremental Purchase that such Purchaser will not make available to the Agent the amount it is scheduled to remit as part of such Put or Incremental Purchase, the Agent may assume such Purchaser has made such amount available to the Agent when due (an "Assumed Payment") and, in reliance upon such assumption, the Agent may (but shall have no obligation to) make available such amount to the appropriate Person. If and to the extent that any Purchaser shall not have made its Assumed Payment available to the Agent, such Purchaser (and the Seller in the case of any Incremental Purchase) hereby agrees to pay the Agent forthwith on demand such unpaid portion of such Assumed Payment up to the amount of funds actually paid by the Agent, together with interest thereon for each day from the date of such payment by the Agent until the date the requisite amount is repaid to the Agent, at a rate per annum equal to the Federal Funds Rate plus 2%.

     Section 8.6. Notice of Termination Events. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Termination Event unless the Agent has received notice from any Purchaser or the Seller stating that a Potential Termination Event has occurred hereunder and describing such Potential Termination Event. The Agent shall take such action concerning a Potential Termination Event as may be directed by the Instructing Group (or, if required for such action, all of the Purchasers), but until the Agent receives such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as the Agent deems advisable and in the best interests of the Purchasers.

     Section 8.7. Non-Reliance on Agent and Other Purchasers. Each Purchaser expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Seller or the Originator, shall be deemed to constitute any representation or warranty by the Agent. Each Purchaser represents and warrants to the Agent that, independently and without reliance upon the Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, the Originator, and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. The Agent shall deliver each month to any Purchaser that so requests a copy of the Periodic Report(s) received covering the preceding calendar month. Except for items specifically required to be delivered hereunder, the Agent shall not have any duty or responsibility to provide any Purchaser with any information concerning the Seller, the Originator or any of their Affiliates that comes into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     Section 8.8. Agent and Affiliates. The Agent and its Affiliates may extend credit to, accept deposits from and generally engage in any kind of business with the Seller, the Originator or any of their Affiliates and, in its roles as a Liquidity Provider and the Enhancer, ABN AMRO may exercise or refrain from exercising its rights and powers as if it were not the Agent. The parties acknowledge that ABN AMRO acts as agent for Windmill and subagent for Windmill's management company in various capacities, as well as providing credit facilities and other support for Windmill not contained in the Transaction Documents.

     Section 8.9. Indemnification. Each Committed Purchaser shall indemnify and hold harmless the Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Seller or the Originator and without limiting the obligation of the Seller or the Originator to do so), ratably in accordance with its Ratable Share from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not the Agent or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Agent or such Person as a result of, or related to, any of the transactions contemplated by the
Transaction  Documents  or  the  execution,   delivery  or  performance  of  the
Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent or such Person as finally determined by a court of competent jurisdiction).

     Section 8.10. Successor Agent. The Agent may, upon at least five (5) days notice to the Seller and each Purchaser, resign as Agent. Such resignation shall not become effective until a successor agent is appointed by an Instructing Group and has accepted such appointment. Upon such acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Agent's resignation hereunder, the provisions of Article VI and this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent.

                                   ARTICLE IX
                                 MISCELLANEOUS

     Section 9.1. Termination. Windmill shall cease to be a party hereto when the Windmill Termination Date has occurred, Windmill holds no Investment and all amounts payable to it hereunder have been indefeasibly paid in full. This Agreement shall terminate following the Liquidity Termination Date when no Investment is held by a Purchaser and all other amounts payable hereunder have been indefeasibly paid in full, but the rights and remedies of the Agent and each Purchaser concerning any representation, warranty or covenant made, or deemed to be made, by the Seller and under Article VI and Section 8.9 shall survive such termination.

     Section 9.2. Notices. Unless otherwise specified, all notices and other communications hereunder shall be in writing (including by telecopier or other facsimile communication), given to the appropriate Person at its address or telecopy number set forth on the signature pages hereof or at such other address or telecopy number as such Person may specify, and effective when received at the address specified by such Person. Each party hereto, however, authorizes the Agent to act on telephone notices of Purchases, Puts, and Discount Rate and Tranche Period selections from any person the Agent in good faith believes to be acting on behalf of the relevant party and, at the Agent's option, to tape record any such telephone conversation. Each party hereto agrees to deliver promptly to the Agent a confirmation of each telephone notice given or received by such party (signed by an authorized officer of such party), but the absence of such confirmation shall not affect the validity of the telephone notice. The Agent's records of all such conversations shall be deemed correct and, if the confirmation of a conversation differs in any material respect from the action taken by the Agent, the records of the Agent shall govern absent manifest error. The number of days for any advance notice required hereunder may be waived (orally or in writing) by the Person receiving such notice and, in the case of notices to the Agent, the consent of each Person to which the Agent is required to forward such notice.

     Section 9.3. Payments and Computations. Notwithstanding anything herein to the contrary, any amounts to be paid or transferred by the Seller or the Collection Agent to, or for the benefit of, any Purchaser or any other Person shall be paid or transferred to the Agent (for the benefit of such Purchaser or other Person). The Agent shall promptly (and, if reasonably practicable, on the day it receives such amounts) forward each such amount to the Person entitled thereto and such Person shall apply the amount in accordance herewith. All amounts to be paid or deposited hereunder shall be paid or transferred on the day when due in immediately available Dollars (and, if due from the Seller or Collection Agent, by 11:00 a.m. (Chicago time), with amounts received after such time being deemed paid on the Business Day following such receipt). The Seller hereby authorizes the Agent to debit the Seller Account for application to any amounts owed by the Seller hereunder. The Seller shall, to the extent permitted by law, pay to the Agent upon demand, for the account of the applicable Person, interest on all amounts not paid or transferred by the Seller or the Collection Agent when due hereunder at a rate equal to the Prime Rate plus 2%, calculated from the date any such amount became due until the date paid in full. Any payment or other transfer of funds scheduled to be made on a day that is not a Business Day shall be made on the next Business Day, and any Discount Rate or interest rate accruing on such amount to be paid or transferred shall continue to accrue to such next Business Day. All computations of interest, fees, and Discount shall be calculated for the actual days elapsed based on a 360 day year.

     Section 9.4. Sharing of Recoveries. Each Purchaser agrees that if it receives any recovery, through set-off, judicial action or otherwise, on any amount payable or recoverable hereunder in a greater proportion than should have been received hereunder or otherwise inconsistent with the provisions hereof, then the recipient of such recovery shall purchase for cash an interest in amounts owing to the other Purchasers (as return of Investment or otherwise), without representation or warranty except for the representation and warranty that such interest is being sold by each such other Purchaser free and clear of any Adverse Claim created or granted by such other Purchaser, in the amount necessary to create proportional participation by the Purchasers in such recovery (as if such recovery were distributed pursuant to Section 2.3). If all or any portion of such amount is thereafter recovered from the recipient, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     Section 9.5. Right of Setoff. During a Termination Event, each Purchaser is hereby authorized (in addition to any other rights it may have) to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Purchaser (including by any branches or agencies of such Purchaser) to, or for the account of, the Seller against amounts owing by the Seller hereunder (even if contingent or unmatured).

     Section 9.6. Amendments. Except as otherwise expressly provided herein, no amendment or waiver hereof shall be effective unless signed by the Seller and the Instructing Group. In addition, no amendment hereof shall, without the consent of (a) all the Liquidity Providers, (i) extend the Liquidity Termination Date or the date of any payment or transfer of Collections by the Seller to the Collection Agent or by the Collection Agent to the Agent, (ii) reduce the rate or extend the time of payment of Discount for any Eurodollar Tranche or Prime Tranche, (iii) reduce or extend the time of payment of any fee payable to the Liquidity Providers, (iv) except as provided herein, release, transfer or modify any Committed Purchaser's Purchase Interest or change any Commitment, (v) amend the definition of Required Liquidity Providers, Instructing Group, Termination Event or Section 1.1, 1.2, 1.5, 1.7(a), 2.1, 2.2, 2.3, 7.2 or 9.6, Article VI,
or any provision of the Indemnity Agreement or any obligation of the Originator thereunder, (vi) consent to the assignment or transfer by the Seller or the Originator of any interest in the Receivables other than transfers under the Transaction Documents or permit the Originator to transfer any of its obligations under any Transaction Document except as expressly contemplated by the terms of the Transaction Documents, or (vii) amend any defined term relevant to the restrictions in clauses (1) through (vi) in a manner which would circumvent the intention of such restrictions or (b) the Agent, amend any provision hereof if the effect thereof is to affect the indemnities to, or the rights or duties of, the Agent or to reduce any fee payable for the Agent's own account. Notwithstanding the foregoing, the amount of any fee or other payment due and payable from the Seller to the Agent (for its own account), Windmill or the Enhancer may be changed or otherwise adjusted solely with the consent of the Seller and the party to which such payment is payable. Any amendment hereof shall apply to each Purchaser equally and shall be binding upon the Seller, the Purchasers and the Agent.

     Section 9.7. Waivers. No failure or delay of the Agent or any Purchaser in exercising any power, right, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, privilege or remedy preclude any other or further exercise thereof or the exercise of any other power, right, privilege or remedy. Any waiver hereof shall be effective only in the specific instance and for the specific purpose for which such waiver was given. After any waiver, the Seller, the Purchasers and the Agent shall be restored to their former position and rights and any Potential Termination Event waived shall be deemed to be cured and not continuing, but no such waiver shall extend to (or impair any right consequent upon) any subsequent or other Potential Termination Event. Any additional Discount that has accrued after a Termination Event before the execution of a waiver thereof, solely as a result of the occurrence of such Termination Event, may be waived by the Agent at the direction of the Purchaser entitled thereto or, in the case of Discount owing to the Liquidity Providers, of the Required Liquidity Providers.

     Section 9.8. Successors and Assigns; Participation; Assignments.

     (a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided herein, the Seller may not assign or transfer any of its rights or delegate any of its duties without the prior consent of the Agent and the Purchasers.

     (b) Participation. Any Purchaser may sell to one or more Persons (each a "Participant") participating interests in the interests of such Purchaser hereunder. Such Purchaser shall remain solely responsible for performing its obligations hereunder, and the Seller and the Agent shall continue to deal solely and directly with such Purchaser in connection with such Purchaser's rights and obligations hereunder. Each Participant shall be entitled to the benefits of Article VI and shall have the right of setoff through its participation in amounts owing hereunder to the same extent as if it were a Purchaser hereunder, which right of setoff is subject to such Participant's obligation to share with the Purchasers as provided in Section 9.4. A Purchaser shall not agree with a Participant to restrict such Purchaser's right to agree to any amendment hereto, except amendments described in clause (a) of Section 9.6.

     (c) Assignments by Liquidity Providers. Any Liquidity Provider may assign to one or more Persons ("Purchasing Liquidity Providers"), acceptable to the Agent in its sole discretion, any portion of its Commitment as a Liquidity Provider and Purchase Interest pursuant to a supplement hereto (a "Transfer Supplement") in form satisfactory to the Agent executed by each such Purchasing Liquidity Provider, such selling Liquidity Provider and the Agent. Any such assignment by a Liquidity Provider must be for an amount of at least Five Million Dollars. Each Purchasing Liquidity Provider shall pay a fee of Three Thousand Dollars to the Agent. Any partial assignment shall be an assignment of an identical percentage of such selling Liquidity Provider's Investment and its Commitment as a Liquidity Provider. Upon the execution and delivery to the Agent of the Transfer Supplement and payment by the Purchasing Liquidity Provider to the selling Liquidity Provider of the agreed purchase price, such selling Liquidity Provider shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Liquidity Provider shall for all purposes be a Liquidity Provider party hereto and shall have all the rights and obligations of a Liquidity Provider hereunder to the same extent as if it were an original party hereto with a Commitment as a Liquidity Provider, an Investment and any related Assigned Windmill Settlement described in the Transfer Supplement.

     (d) Replaceable Liquidity Providers. If any Liquidity Provider (a "Replaceable Liquidity Provider") shall (i) petition the Seller for any amounts under Section 6.2 or (ii) cease to have a short-term debt rating of "A-1 +" by S&P and "P-1" by Moody's, the Seller or Windmill may designate a replacement financial institution (a "Replacement Liquidity Provider") acceptable to the Agent, in its sole discretion, to which such Replaceable Liquidity Provider shall, subject to its receipt of an amount equal to its Investment, any related Assigned Windmill Settlement, and accrued Discount and fees thereon (plus, from the Seller, any Early Payment Fee that would have been payable if such transferred Investment had been paid on such date) and all amounts payable under
Section 6.2, promptly assign all of its rights, obligations and Liquidity Provider Commitment hereunder, together with all of its Purchase Interest, and any related Assigned Windmill Settlement, to the Replacement Liquidity Provider in accordance with Section 9.8(c).

     (e) Assignment by Windmill. Each party hereto agrees and consents (i) to Windmill's assignment, participation, grant of security interests in or other transfers of any portion of, or any of its beneficial interest in, the Windmill Purchase Interest and the Windmill Settlement and (ii) to the complete assignment by Windmill of all of its rights and obligations hereunder to ABN AMRO or any other Person, and upon such assignment Windmill shall be released from all obligations and duties hereunder; provided, however, that Windmill may not, without the prior consent of the Required Liquidity Providers and the Enhancer, transfer any of its rights under Section 2.1 to cause the Liquidity Providers or the Enhancer to purchase the Windmill Purchase Interest and the Windmill Settlement unless the assignee (i) is a corporation whose principal business is the purchase of assets similar to the Receivables, (ii) has ABN AMRO as its administrative agent and (iii) issues commercial paper with credit ratings substantially comparable to the Ratings. Windmill shall promptly notify each party hereto of any such assignment. Upon such an assignment of any portion of Windmill's Purchase Interest and the Windmill Settlement, the assignee shall have all of the rights of Windmill hereunder relate to such Windmill Purchase Interest and Windmill Settlement.

     (f) Opinions of Counsel. If required by the Agent or to maintain the Ratings, each Transfer Supplement must be accompanied by an opinion of counsel of the assignee as to such matters as the Agent may reasonably request.

     Section 9.9.  Intended  Tax  Characterization.  It is the  intention of the parties hereto that, for the purposes of all Taxes, the transactions contemplated hereby shall be treated as a loan by the Purchasers (through the Agent) to the Seller that is secured by the Receivables (the "Intended Tax Characterization" ). The parties hereto agree to report and otherwise to act for the purposes of all Taxes in a manner consistent with the Intended Tax Characterization. As provided in Section 5.1(g), the Seller hereby grants to the Agent, for the ratable benefit of the Purchasers, a security interest in all Receivables and Collections to secure the payment of all amounts other than Investment owing hereunder and (to the extent of the Sold Interest) to secure the repayment of all Investment.


     Section 9.10. Waiver of Confidentiality. The Seller hereby consents to the disclosure of any nonpublic information relating to the Seller, any Affiliate, or the Transaction Documents among the Agent and the Purchasers and by the Agent or the Purchasers to (i) any officers, directors, members, managers, employees or outside accountants, auditors or attorneys thereof, (ii) any prospective or actual assignee or participant, (iii) any rating agency, surety, guarantor or credit or liquidity Enhancer to the Agent or any Purchaser, (iv) any entity organized to purchase, or make loans secured by, financial assets for which ABN AMRO provides managerial services or acts as an administrative agent, (v) Windmill's administrator, management company, referral agents, issuing agents or depositories or CP Dealers and (vi) Governmental Authorities with appropriate jurisdiction.

     Section 9.11. Confidentiality of Agreement. Unless otherwise consented to by the Agent, the Seller hereby will not disclose the contents of any Transaction Document, or any other confidential or proprietary information furnished by the Agent or any Purchaser, to any Person other than to its auditors and attorneys or as required by applicable law.

     Section 9.12. Agreement Not to Petition. Each party hereto agrees, for the benefit of the holders of the privately or publicly placed indebtedness for borrowed money for Windmill, not, prior to the date which is one (1) year and one (1) day after the payment in full of all such indebtedness, to acquiesce, petition or otherwise, directly or indirectly, invoke, or cause Windmill to invoke, the process of any Governmental Authority for the purpose of (a) commencing or sustaining a case against Windmill under any federal or state bankruptcy, insolvency or similar law (including the Federal Bankruptcy Code),
(b) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for Windmill, or any substantial part of its property, or (c) ordering the winding up or liquidation of the affairs of Windmill.

     Section 9.13. Excess Funds. Other than amounts payable under Section 9.4, Windmill shall be required to make payment of the amounts required to be paid pursuant hereto only if Windmill has Excess Funds (as defined below). If Windmill does not have Excess Funds, the excess of the amount due hereunder (other than pursuant to Section 9.4) over the amount paid shall not constitute a "claim" (as defined in Section 101(5) of the Federal Bankruptcy Code) against Windmill until such time as Windmill has Excess Funds. If Windmill does not have sufficient Excess Funds to make any payment due hereunder (other than pursuant to Section 9.4), then Windmill may pay a lesser amount and make additional payments that in the aggregate equal the amount of deficiency as soon as possible thereafter. The term "Excess Funds" means the excess of (a) the aggregate projected value of Windmill's assets and other property (including cash and cash equivalents), over (b) the sum of (i) the sum of all scheduled payments of principal, interest and other amounts payable on publicly or privately placed indebtedness of Windmill for borrowed money, plus (ii) the sum of all other liabilities, indebtedness and other obligations of Windmill for borrowed money or owed to any credit or liquidity provider, together with all unpaid interest then accrued thereon, plus (iii) all taxes payable by Windmill to the Internal Revenue Service, plus (iv) all other indebtedness, liabilities and obligations of Windmill then due and payable, but the amount of any liability, indebtedness or obligation of Windmill shall not exceed the projected value of the assets to which recourse for such liability, indebtedness or obligation is limited. Excess Funds shall be calculated once each Business Day.

     Section 9.14. No Recourse.  The  obligations  of Windmill,  its  management company, its administrator and its referral agents (each a "Program Administrator") under any Transaction Document or other document (each, a "Program Document") to which a Program Administrator is a party are solely the corporate obligations of such Program Administrator and no recourse shall be had for such obligations against any Affiliate, director, officer, member, manager, employee, attorney or agent of any Program Administrator.

     Section 9.15. Limitation of Liability. No Person shall make a claim against the Agent or any Purchaser (or their respective Affiliates, directors, officers, members, managers, employees, attorneys or agents) for any special, indirect, consequential or punitive damages under any claim for breach of contract or other theory of liability in connection with the Transaction Documents or the transactions contemplated thereby, and the Seller (for itself, the Collection Agent and all other Persons claiming by or through the Seller) hereby waives any claim for any such damages.

     Section 9.16. Headings; Counterparts. Article and Section Headings in this Agreement are for reference only and shall not affect the construction of this Agreement. This Agreement may be executed by different parties on any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement.

     Section 9.17. Cumulative Rights and Severability. All rights and remedies of the Purchasers and Agent hereunder shall be cumulative and non-exclusive of any rights or remedies such Persons have under law or otherwise. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, in such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting such provision in any other jurisdiction.

     Section 9.18. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws (and not the law of conflicts) of the State of Illinois. The Seller hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois state court sitting in Chicago, Illinois for purposes of all legal proceedings arising out of, or relating to, the Transaction Documents or the transactions contemplated thereby. The Seller hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the venue of any such proceeding and any claim that any such proceeding has been brought in an inconvenient forum. Nothing in this Section 9.18 shall affect the right of the Agent or any Purchaser to bring any action or proceeding against the Seller or its property in the courts of other jurisdictions.

     Section 9.19. WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, ANY TRANSACTION DOCUMENT OR ANY MATTER ARISING THEREUNDER.

     Section 9.20. Entire Agreement. The Transaction Documents constitute the entire understanding of the panics thereto concerning the subject matter thereof. Any previous or contemporaneous agreements, whether written or oral, concerning such matters are superseded thereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

ABN AMRO BANK N.V., as the Agent         ABN AMRO BANK N.V., as the Enhancer


By: /s/ Mary C. Casey                   By:  /s/ Mary C. Casey
   --------------------------------        -------------------------------------
          Mary C. Casey                            Mary C. Casey
Title:    Vice President                Title:     Vice President
      -----------------------------           ----------------------------------


By: /s/ Robert C. Smolka                By: /s/ Robert C. Smolka
   --------------------------------        -------------------------------------
          Robert C. Smolka                         Robert C. Smolka
Title:    Group Vice President          Title:     Group Vice President
      -----------------------------           ----------------------------------
  Address: Structured Finance,            Address: Structured Finance
           Asset Securitization                    Asset Securitization
           135 South LaSalle Street                135 South LaSalle Street
           Chicago, Illinois 60674-9135            Chicago, Illinois 60674-9135
           Attention: Purchaser Agent-             Attention: Enhancer-Windmill
                         Windmill         Telephone: (312) 904-6263
  Telephone: (312) 904-6263               Telecopy:  (312) 904-6376
  Telecopy:  (312) 904-6376

ABN AMRO Bank N.V.,                     WINDMILL FUNDING CORPORATION
 as a Liquidity Provider

By: /s/ Mary C. Casey                   By: /s/ Paul E. Gipson
   --------------------------------        -------------------------------------
          Mary C. Casey
Title:    Vice President                Title:     Vice President
      -----------------------------           ----------------------------------


By: /s/ Robert C. Smolka                  Address   c/o Lord Securities
   --------------------------------                     Corporation
          Robert C. Smolka                           Two Wall Street
Title:    Group Vice President                       New York, New York 10005
      -----------------------------                  Attention: Andrew L. Stidd,
   Address: 135 South LaSalle Street                           Vice President
            Chicago, Illinois 60674-9135
            Attention: Mark Lasek, Vice
                       President and Director


   Telephone: (312) 904-2074              Telephone: (212) 346-9000
   Telecopy:  (312) 904-6217              Telecopy: (212) 346-9012


                                         with a copy to:

IPL FUNDING CORPORATION
                                           Address: Structured Finance,
                                                    Asset Securitization
                                                    135 South LaSalle Street
By: /s/ Steven L. Meyer                             Chicago, Illinois 60674-9135
   --------------------------------                 Attention: Administrator -
Title: Treasurer                                    Windmill
      -----------------------------        Telephone: (312) 904-6263
   Address:   One Monument Circle           Telecopy: (312) 904-6376
              Indianapolis, Indiana 46204
              Attention: Bryan Tabler, Secretary
   Telephone: (317) 261-5134
   Telecopy:  (317) 261-8288

                                   SCHEDULE I
                                   DEFINITIONS

     The following terms have the meanings set forth, or referred to, below:

     "ABN AMRO" means ABN AMRO Bank N.V. in its individual capacity and not in its capacity as the Agent.

     "Adverse Claim" means, for any asset or property of a Person, a lien, security interest, charge, mortgage, pledge, hypothecation, assignment or encumbrance, or any other right or claim, in, of or on such asset or property in favor of any other Person, except those in favor of the Agent.

     "Affiliate" means, for any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, "control" means the power, directly or indirectly, to either (i) vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of a Person or (ii) cause the direction of the management and policies of a Person.

     "Agent" is defined in the first paragraph hereof

     "Agent's Account" means the Agent's account number 651042798550 at ABN AMRO or such other account designated to the Seller and the Purchasers by the Agent.

     "Aggregate Commitment" means Fifty One Million Dollars ($51,000,000), as such amount may be reduced pursuant to Section 1.6.

     "Aggregate Investment" means the sum of the Investments of all Purchasers.

     "Assigned Windmill Settlement" means, for each Committed Purchaser for any Put, the product of such Purchaser's Purchased Percentage and the amount of the Windmill Settlement being transferred pursuant to such Put.

     "Bankruptcy Event" means, for any Person, that (a) such Person makes a general assignment for the benefit of creditors or any proceeding is instituted by or against such Person seeking to adjudicate it bankrupt or insolvent, or seeking the liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (b) such Person takes any corporate action to authorize any such action.

     "Business Day" means any day other than (a) a Saturday, Sunday or other day on which banks in New York City or Chicago, Illinois are authorized or required to close, (b) a holiday on the Federal Reserve calendar and, (c) solely for matters relating to a Eurodollar Tranche, a day on which dealings in Dollars are not carried on in the London interbank market.

     "Charge-Off" means any Receivable (a) that has or should have been (in accordance with the Credit and Collection Policy) charged off or written off by the Seller or (b) the Obligor on which has suffered a Bankruptcy Event.

     "Collection" means any amount paid, or deemed paid, on a Receivable, including from the proceeds of collateral securing, or any guaranty of, such Receivable or by the Seller under Section 1.5(b).

     "Collection Agent" is defined in Section 3.1(a).

     "Committed Purchasers" is defined in Section 1.1(b).

     "Commitment" means, for each Committed  Purchaser,  the amount set forth on
Schedule II, as adjusted in accordance with Sections 1.6 and 9.8.

     "CP Dealer" means, at any time, each Person Windmill then engages as a placement agent or commercial paper dealer.

     "CP Rate" means, for any CP Tranche Period, a rate per annum equal to (a) the weighted average of the rates at which commercial paper notes having a term equal to such CP Tranche Period may be sold by any CP Dealer selected by Windmill, as agreed between each such CP Dealer and Windmill, plus (b) on or after the occurrence of a Termination Event, 2%. If such rate is a discount rate, the CP Rate shall be the rate resulting from Windmill's converting such discount rate to an interest-bearing equivalent rate. If Windmill determines that it is not able, or that it is impractical, to issue commercial paper notes for any period of time, then the CP Rate shall be the Prime Rate. The CP Rate shall include all costs and expenses to Windmill of issuing the related commercial paper notes, including all dealer commissions and note issuance costs in connection therewith.

     "Credit and Collection Policy" means the Seller's credit and collection policy and practices relating to Receivables attached hereto as Exhibit I.

     "Deemed Collections" is defined in Section 1.5(c).

     "Default Ratio" means, at any time, the ratio of (a) the then aggregate outstanding balance of all Defaulted Receivables to (b) the then aggregate outstanding balance of all Receivables (other than Unbilled Receivables).

     "Defaulted Receivable" means any Receivable on which any amount is unpaid more than 90 days past its original billing date.

     "Delinquency Ratio" means, at any time, the ratio of (a) the then aggregate outstanding balance of all Delinquent Receivables to (b) the then aggregate outstanding balance of all Receivables (other than Unbilled Receivables).

     "Delinquent Receivable" means any Receivable (other than a Charge-Off or Defaulted Receivable) on which any amount is unpaid more than 60 days.

     "Designated Financial Officer" means the Treasurer or Secretary of the Seller or the Controller, Treasurer or Secretary of the Originator, as applicable.

     "Discount" means, for any Tranche Period, (a) the product of (i) the Discount Rate for such Tranche Period, (ii) the total amount of Investment allocated to the Tranche Period, and (iii) the number of days elapsed during the Tranche Period divided by (b) 360 days.

     "Discount Rate" means, for any Tranche Period, the CP Rate, the Eurodollar Rate or the Prime Rate, as applicable, but after the occurrence of a Termination Event each such rate shall be increased by 2% per annum.

     "Dollar" and "$" means lawful currency of the United States of America.

     "Early Payment Fee" means, if any Investment of a Purchaser allocated (or, in the case of a requested Purchase not made by the Committed Purchasers for any reason other than their default, scheduled to be allocated) to a Tranche Period for a CP Tranche or Eurodollar Tranche is reduced or terminated before the last day of such Tranche Period (the amount of Investment so reduced or terminated being referred to as the "Prepaid Amount")' the cost to the relevant Purchaser of terminating or reducing such Tranche, which (a) for a CP Tranche means any compensation payable in prepaying the related commercial paper or, if not prepaid, any shortfall between the amount that will be available to Windmill on the maturity date of the related commercial paper from reinvesting the Prepaid Amount in Permitted Investments and the Face Amount of such commercial paper and
(b) for a Eurodollar Tranche will be determined based on the difference between the LIBOR applicable to such Tranche and the LIBOR applicable for a period equal to the remaining maturity of the Tranche on the date the Prepaid Amount is received.

     "Eligible Receivable" means, at any time, any Receivable:

     (i) the Obligor of which (a) is a resident of, or organized under the laws of with its chief executive office in, the USA; (b) is not an Affiliate of any of the parties hereto or of the Originator; (c) is not a government or a governmental subdivision or agency (except to the extent Eligible Receivables described in this clause (i)(c) do not exceed 2% of the amount of Eligible Receivables then outstanding); (d) has not suffered a Bankruptcy Event; and (e) is a customer of the Originator in good standing and not the Obligor of any Defaulted Receivable or Receivable that became a Charge-Off within the past 24 months;

     (ii) which is required to be paid in full within 30 days of its billing date;

     (iii) which is not a Delinquent Receivable, Defaulted Receivable or a Charge-Off;

     (iv) which is an "account" within the meaning of Section 9-106 of the UCC of all applicable jurisdictions;

     (v) which is denominated and payable only in Dollars in the USA;

     (vi) which has been billed to the related Obligor or, if an Unbilled Receivable (a) has been estimated by the Originator in accordance with its normal procedures as having been earned and (b) does not, when added to the amount of all other Unbilled Receivables then treated as Eligible Receivables, constitute more than 40% of the amount of Eligible Receivables then outstanding;

     (vii) which constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim, defense or other Adverse Claim, and is not an executory contract or unexpired lease within the meaning of Section 365 of the Bankruptcy Code;

     (viii) which, if a Final Bill Receivable, together with all other Final Bill Receivables, does not exceed 3% of the amount of Eligible Receivables then outstanding;

     (ix) which does not, in whole or in part, contravene any law, rule or regulation applicable thereto (including, without limitation, those relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);

     (x) which satisfies all applicable requirements of the Credit and Collection Policy and was generated in the ordinary course of the Originator's business from the sale of electricity or electrical power supplied by the Originator;

     (xi) which the Agent, in its discretion or at the direction of an Instructing Group, has not notified the Seller is unacceptable as an Eligible Receivable (either individually, based on Obligor or other individual characteristics, or as part of a class of such Receivables) before the date such specific Receivable is first treated by the Seller as an Eligible Receivable in computing compliance with Section 1.5 or in a Periodic Report;

     (xii) the outstanding balance of which, when added to the outstanding balances of all other Receivables of the same Obligor, does not exceed 3% of the amount of Eligible Receivables then outstanding; (or, if larger, the Special Limit applicable to such Obligor);

     (xiii) which is an account receivable representing all or part of the sales price of merchandise, insurance and services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940; and

     (xiv) the purchase of which with proceeds of notes would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933.

     "Eligible Receivable Balance" means, at any time, the aggregate outstanding principal balance of all Eligible Receivables.

     "Enhancer" is defined in the first paragraph hereof

     "Enhancer Commitment Percentage" means 10%.

     "Eurodollar Rate" means, for any Tranche Period for a Eurodollar Tranche, the sum of (a) LIBOR for such Tranche Period divided by I minus the `Reserve Requirement" and (b)(i) for Investment of a Liquidity Provider, the amount specified in the Pricing Letter, or, (ii) for Investment of the Enhancer, the amount specified in the Fee Letter; where "Reserve Requirement" means, for any Tranche Period for a Eurodollar Tranche, the maximum reserve requirement imposed during such Tranche Period on "eurocurrency liabilities" as currently defined in Regulation D of the Board of Governors of the Federal Reserve System.

     "Face Amount" means the face amount of any Windmill commercial paper issued on a discount basis or, if not issued on a discount basis, the principal amount of such note and interest scheduled to accrue thereon to its stated maturity.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such transactions received by ABN AMRO as of approximately 10:00 a.m. (Chicago time) on such day from three federal funds brokers of recognized standing selected by it.

     "Fee Letter" means the letter agreement dated as of the date hereof among the Seller, the Agent, Windmill and the Enhancer.

     "Final Bill Receivable" means any Receivable that is a final billing to an Obligor that has, voluntarily or involuntarily, discontinued service from the Originator.

     "Funding Agreement" means any agreement or instrument executed by Windmill and executed by or in favor of any Windmill Funding Source or executed by any Windmill Funding Source at the request of Windmill (including the Program LOC).

     "GAAF" means generally accepted accounting principles in the USA, applied on a consistent basis.

     "Governmental Authority" means any (a) Federal, state, municipal or other governmental entity, board, bureau, agency or instrumentality, (b) administrative or regulatory authority (including any central bank or similar authority) or (c) court, judicial authority or arbitrator, in each case, whether foreign or domestic.

     "Incremental Purchase" is defined in Section 1.1(b).

     "Indemnity Agreement" means the Indemnity Agreement, dated as of the date hereof, between the Originator and the Agent.

     "Instructing Group" means the Required Liquidity Providers, the Enhancer and, unless the Windmill Termination Date has occurred and Windmill has no Investment, Windmill.

     "Intended Tax Characterization" is defined in Section 9.9.

     "Interim Liquidation" means any time before the Liquidity Termination Date during which no Reinvestment Purchases are made by any Purchaser, as established pursuant to Section 1.2.

     "Investment" means, for each Purchaser, (a) the sum of (i) all Incremental Purchases by such Purchaser and (ii) the aggregate amount of any payments or exchanges made by, or on behalf of, such Purchaser to any other Purchaser under
Article II minus (b) all Collections, amounts received from other Purchasers under Article II, and other amounts received or exchanged and, in each case, applied by the Agent or such Purchaser to reduce such Purchaser's Investment. A Purchaser's Investment shall be restored to the extent any amounts so received or exchanged and applied are rescinded or must be returned for any reason.

     "LIBOR" means, for any Tranche Period for a Eurodollar Tranche or other time period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in Dollars for a period equal to such Tranche Period or other period, which appears on Page 3750 of the Telerate Service (or any successor page or successor service that displays the British Bankers' Association Interest Settlement Rates for Dollar deposits) as of 11:00 am. (London, England time) two Business Days before the commencement of such Tranche Period or other period. If for any Tranche Period for a Eurodollar Tranche no such displayed rate is available (or, for any other period, if such displayed rate is not available or the need to calculate LIBOR is not notified to the Agent at least 3 Business Days before the commencement of the period for which it is to be determined), the Agent shall determine such rate based on the rates ABN AMRO is offered deposits of such duration in the London interbank market.

     "Liquidation Period" means, for Windmill only, all times when Windmill is not making Reinvestment Purchases pursuant to Section 1.1(d) and, for all Purchasers, all times (x) during an Interim Liquidation and (y) on and after the Liquidity Termination Date.

     "Liquidity Termination Date" means the earliest of (a) the date of the occurrence of a Termination Event described in clause (b) of the definition of Termination Event that arises under Section 6.1(B) or (C) of the Originator Credit Agreement, (b) the date designated by the Agent to the Seller at any time after the occurrence of any other Termination Event, (c) the Business Day designated by the Seller with no less than five (5) Business Days' prior notice to the Agent and (d) October 15, 1997.

     "Liquidity Providers" is defined in the first paragraph hereof.

     "Lock-Box" means each post office box or bank box identified to the Agent as such pursuant to Section 5.1(i).

     "Lock-Box Account" means each account maintained by the Collection Agent at a Lock-Box Bank for the purpose of receiving or concentrating Collections.

     "Lock-Box Agreement" means each agreement between the Seller and a Lock-Box Bank concerning a Lock-Box Account.

     "Lock-Box Bank" means each bank identified to the Agent as such pursuant to
Section 5.1(i).

     "Lock-Box Event" means (i) any Termination Event or (ii) the long term, unsecured, non-third party credit enhanced senior indebtedness of the Originator is rated BBB (or its equivalent) or lower by S&P or is rated Baa2 (or its equivalent) or lower by Moody's (or either S&P or Moody's has withdrawn or suspended such rating).

     "Lock-Box Letter" means a letter in substantially the form of Exhibit G (or otherwise acceptable to the Agent) from the Seller to a Lock-Box Bank, acknowledged and accepted by such Lock-Box Bank and the Agent.

     "Loss-to-Liquidation Ratio" means, for any period, the ratio of the outstanding balance of Charge-Offs to the aggregate amount of Collections during such period.

     "Matured Aggregate Investment" means, at any time, the Matured Value of Windmill's Investment plus the total Investments of all other Purchasers then outstanding.

     "Matured Value" means, of any Investment, the sum of such Investment and all unpaid Discount, fees and other amounts scheduled to become due (whether or not then due) on such Investment during all Tranche Periods to which any portion of such Investment has been allocated.

     "Maximum Incremental Purchase Amount" means, at any time, the lesser of (a) the difference between the Purchase Limit and the Aggregate Investment then outstanding and (b) the difference between the Aggregate Commitment and the Matured Aggregate Investment then outstanding.

     "Moody's" means Moody's Investors Service, Inc.

     "Obligor" means, for any Receivable, each Person obligated to pay such Receivable and each guarantor of such obligation.

     "Originator" means Indianapolis Power & Light Company.

     "Originator  Credit  Agreement"  means the  "Credit  Agreement"  defined in
Section 4.3 of the Indemnity Agreement.

     "Periodic Report" is defined in Section 3.3.

     "Permitted Investments" means (a) evidences of indebtedness, maturing within thirty (30) days after the date of purchase thereof, issued by, or guaranteed by the full faith and credit of, the federal government of the USA,
(b) repurchase agreements with banking institutions or broker-dealers registered under the Securities Exchange Act of 1934 which are fully secured by obligations of the kind specified in clause (a), (c) money market funds (i) rated not lower than the highest rating category from Moody's and "AAA m" or "AAAm-g," from S&P or (ii) which are otherwise acceptable to the Rating Agencies or (d) commercial paper issued by any corporation incorporated under the laws of the USA and rated at least "A-1+" (or the equivalent) by S&P and at least "P-1" (or the equivalent) by Moody's.

     "Person" means an individual, partnership, corporation, association, joint venture, Governmental Authority or other entity of any kind.

     "Potential Termination Event" means any Termination Event or any event or condition that with the lapse of time or giving of notice, or both, would constitute a Termination Event.

     "Pricing Letter" means the letter agreement dated as of the date hereof among the Liquidity Providers, the Agent and the Seller.

     "Prime Rate" means, for any period, the daily average during such period of
(a) the greater of (i) the floating commercial Dollar loan rate per annum of ABN AMRO (which rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by ABN AMRO), announced from time to time, changing as and when said rate changes and (ii) the Federal Funds Rate plus 0.75% plus (b) during the pendency of a Termination Event, 1.0% for Investment of a Liquidity Provider and 2.0% for Investment of the Enhancer.

     "Program LOC" means that certain amended and restated irrevocable transferable letter of credit No. 55501 15, dated November 3, 1995, issued by the Enhancer at the request of Windmill, and each letter of credit issued in substitution or replacement therefor.

     "Program Unreimbursed Draw Amount" means the sum of all draws under the Program LOC in connection with this Transaction which have not been reimbursed (whether through the payment of cash or the exchange of assets), together with all interest thereon and all other amounts, if any, payable in connection therewith.

     "Purchase" is defined in Section 1.1(a).

     "Purchase Agreement" means the Receivables Purchase Agreement dated as of the date hereof among the Seller and the Originator.

     "Purchase Amount" is defined in Section 1.1(c).

     "Purchase Date" is defined in Section 1.1(c).

     "Purchase Interest" means, for a Purchaser, the percentage ownership interest in the Receivables and Collections held by such Purchaser, calculated when and as described in Section 1.1(b).

     "Purchase Limit" means $50,000,000.

     "Purchase Price" means, for each Committed Purchaser for any Put, such Purchaser's Purchased Percentage for such Put multiplied by the sum of (a) (i) for the Enhancer, the amount of Windmill's Investment being transferred pursuant to such Put (the "Put Investment") and (ii) for each Liquidity Provider, the lesser of (A), the Put Investment and (B) the sum of (I) the product of (1) the amount of Windmill Investment being transferred pursuant to such Put divided by the Windmill Investment (before giving effect to such Put), (2) Windmill's Purchase Interest at such time, (3) the Reserve Adjusted Eligible Receivables Balance as most recently calculated, provided, however, that Collections used to reduce such most recently computed Eligible Receivables Balance but not yet received by the Agent shall be added back to the Eligible Receivables Balance, and (II) the amount of Windmill Settlement b6ing transferred pursuant to such Put plus (b) (i) all unpaid Discount owed to Windmill (whether or not then due) to the end of each applicable Tranche Period to which any Investment being Put has been allocated, (ii) all accrued but unpaid fees (whether or not then due) payable to Windmill in connection herewith at the time of such purchase and
(iii) all accrued and unpaid costs, expenses and indemnities due to Windmill from the Seller in connection herewith. Windmill shall calculate the Purchase Price on the date of such Put based on the information then available to it, and, regardless of whether such information is complete, such calculation shall be conclusive and binding absent manifest error; provided, however, that if such purchase occurs due to the occurrence of a Termination Event, the Purchase Price shall be determined as of the date such Termination Event first occurred, adjusted to reflect amounts received by Windmill. In making any such calculation, Windmill shall be entitled to rely on information provided to it by the Seller without any obligation to investigate the accuracy or completeness of such information.

     "Purchased Percentage" means, for any Put, for each Committed Purchaser, its Ratable Share or such lesser percentage as is necessary to prevent the Purchase Price of such Purchaser from exceeding its Unused Commitment (unless, in the case of the Enhancer, it elects not to reduce its Purchased Percentage in whole or in part).

     "Purchasers"  means the  Liquidity  Providers,  the Enhancer and  Windmill.

     "Put" is defined in Section 2.1(a).

     "Ratable Share" means, for each Committed Purchaser, such Purchaser's Commitment divided by the Aggregate Commitment. If, however, on the date any Incremental Purchase or payment for any Put is to be made by the Committed Purchasers, the Enhancer has outstanding Investment plus Program Unreimbursed Draw Amount in excess of its Ratable Share of the outstanding Investment and. Program Unreimbursed Draw Amount of all Committed Purchasers, then for purposes of such Incremental Purchaser or Put the Ratable Share of each Committed Purchaser shall be replaced with a percentage equal for each Committed Purchaser to (a) its Commitment minus its Investment and Program Unreimbursed Draw Amount before such Purchase or Put (its "Existing Investment") divided by (b) the Aggregate Commitment minus the sum of the Existing Investments of all Committed Purchasers.

     "Rating Agency" means Moody's, S&P and any other rating agency Windmill chooses to rate its commercial paper notes.

     "Ratings" means the ratings by the Rating Agencies of the indebtedness for borrowed money of Windmill.

     "Receivable" means each obligation of an Obligor to pay for merchandise sold or services rendered by the Originator (including estimated amounts calculated by the Originator before billing the Obligor) and includes the Originator's rights to payment of any interest or finance charges and in the
merchandise   (including   returned  goods)  and  contracts   relating  to  such
Receivable, all Records and all proceeds of the foregoing. During any Interim Liquidation and on and after the Liquidity Termination Date, the term "Receivable" shall only include receivables existing on the date such Interim Liquidation commenced or Liquidity Termination Date occurred, as applicable. Deemed Collections shall reduce the outstanding balance of Receivables hereunder, so that any Receivable that has its outstanding balance deemed collected shall cease to be a Receivable hereunder after (x) the Collection Agent receives payment of such Deemed Collections under Section 1.5(b) or (y) if such Deemed Collection is received before the Liquidity Termination Date, an adjustment to the Sold Interest permitted by Section 1.5(c) is made.

     "Records" means, for any Receivable, all contracts, books, records and other documents or information (including computer programs, tapes, disks, software and related property and rights) relating to such Receivable or the related Obligor.

     "Reinvestment Purchase" is defined in Section 1.1(b).

     "Required Liquidity Providers" means Liquidity Providers having Liquidity Provider Commitments in excess of 66-2/3% of the Commitment of all Liquidity Providers.

     "Reserve" means, for each Purchaser, an amount equal to the Reserve Percentage multiplied by such Purchaser's Investment.

     "Reserve  Adjusted  Eligible   Receivable+/-  Balance"  means  the  Reserve
Adjustment Fraction multiplied by the Eligible Receivable Balance.

     "Reserve Adjustment Fraction" means 1.00 divided by 1.05.

     "Reserve Percentage" means, at any time, 10%.

     "Seller" is defined in the first paragraph hereof.

     "Seller Account" means the Seller's account number 04869810 at National City Bank, Indiana or such other account designated by the Seller to the Agent with at least ten (10) days prior notice.

     "Servicer Replacement Event" means (a) any Termination Event or (b) the long term, unsecured, non-third party credit enhanced, senior indebtedness of the Originator is rated below BBB+ (or its equivalent) by S&P or below Baa1 (or its equivalent) by Moody's.

     "Sold Interest" is defined in Section 1.1(a).

     "Special Limit" means, for any Obligor so long as such Obligor's long term unsecured, non-third party credit enhanced, senior indebtedness is rated at least A (or its equivalent) by S&P and at least A2 (or its equivalent) by Moody's, 5% of the amount of Eligible Receivables then outstanding, unless the Agent, in its discretion or at the direction of an Instructing Group, notifies the Seller of a different limit.

     "Special Transaction Subaccount" means the special transaction subaccount established for this Agreement pursuant to Windmill's depositary agreement.

     "S&P" means Standard & Poor's Ratings Group.

     "Subordinated Note" means the revolving promissory note dated on or about the date hereof issued by the Seller to the Originator under the Purchase Agreement.

     "Subordination Agreement" means the Subordination Agreement dated as of the date hereof between the Originator and the Seller.

     "Subsidiary" means any Person of which at least a majority of the voting stock (or equivalent equity interests) is owned or controlled by the Originator or by one or more other Subsidiaries of the Originator. The Subsidiaries on the date hereof are listed on Exhibit F.

     "Taxes" means all taxes, charges, fees, levies or other assessments (including income, gross receipts, profits, withholding, excise, property, sales, use, license, occupation and franchise taxes and including any related interest, penalties or other additions) imposed by any jurisdiction or taxing authority (whether foreign or domestic).

     "Termination Date" means (a) for Windmill,  the Windmill  Termination Date,
(b) for the Liquidity Providers, the Liquidity Termination Date and (c) for the Enhancer, the earlier of (i) the third (3rd) Business Day following the Liquidity Termination Date and (ii) October 15, 1997.

     "Termination Event" means the occurrence of any one or more of the following:

     (a) any representation, warranty, certification or statement made, or deemed made by the Seller or the Originator in, or pursuant to, any Transaction Document proves to have been incorrect in any material respect when made or deemed made; or

     (b) the Collection Agent, the Originator or the Seller fails to make any payment or other transfer of funds her&under (including, without limitation, pursuant to Section 1.5) when due and such failure is not cured within 2 Business Days; or

     (c) the Seller fails to observe or perform any covenant or agreement contained in Sections 5.1(b), (d), (f), (g), (h), (i), (j), (k) and (1) or the
Originator fails to perform any covenant or agreement in the Indemnity Agreement; or

     (d) the Seller, the Originator or the Collection Agent (or any sub-collection agent) fails to observe or perform any other term, covenant or agreement under any Transaction Document, and such failure remains unremedied for 5 Business Days; or

     (e) the Seller, the Originator or any Subsidiary suffers a Bankruptcy Event; or

     (f) the Delinquency Ratio exceeds 5%, the Default Ratio exceeds 3% or the Loss-to Liquidation Ratio at the end of any calendar month measured for the three month period then ending exceeds 1%; or

     (g) (i) the Seller, the Originator or any Affiliate of either, directly or indirectly, disaffirms or contests the validity or enforceability of any Transaction Document or (ii) any Transaction Document fails to be the enforceable obligation of the Seller, the Originator or any Affiliate of either party thereto; or

     (h) any "Event of Default" occurs under the Originator Credit Agreement; or

     (i) the Originator's long-term senior unsecured, non-third party credit enhanced indebtedness is rated less than BBB- by S&P or Baa3 by Moody's (or S&P or Moody's has withdrawn or suspended such rating); or

     (j) the Originator fails to own and control, directly or indirectly, 100% of the outstanding voting stock of the Seller.

Notwithstanding the foregoing, a failure of a representation or warranty or breach of any covenant described in clause (a), (c) or (d) above related to a Receivable shall not constitute a Termination Event if the Seller has been deemed to have collected such Receivable pursuant to Section 1.5(b) or, before the Liquidity Termination Date, has adjusted the Sold Interest as provided in
Section  1.5(c)  so  that  such  Receivable  is  no  longer   considered  to  be
outstanding.

         "Tranche" means a portion of the Investment of a Windmill or of the Committed Purchasers allocated to a Tranche Period pursuant to Section 1.3. A Tranche is a (i) CP Tranche, (ii) Eurodollar Tranche or (iii) Prime Tranche depending whether Discount accrues during its Tranche Period based on a (i) CP Rate, (ii) Eurodollar Rate, or (iii) Prime Rate.

     "Tranche Period" means a period of days ending on a Business Day selected pursuant to Section 1.3, which (i) for a CP Tranche shall not exceed 270 days,
(ii) for a Eurodollar Tranche shall not exceed 180 days, and (iii) for a Prime Tranche shall not be less than 2 days and shall not exceed 30 days.

     "Transaction Documents" means this Agreement, the Fee Letter, the Indemnity Agreement, the Pricing Letter, the Purchase Agreement, the Subordination
Agreement, the Subordinated Note and all other documents, instruments and agreements executed or furnished in connection herewith or therewith.

     "Transfer Supplement" is defined in Section 9.8.

     "Unbilled Receivable" means any amount the Seller treats as a Receivable that has not been billed to an Obligor.

     "UCC" means, for any state, the Uniform Commercial Code as in effect in such state.

     "USA" means the United States of America (including all states and political subdivisions thereof).

     "Unused Commitment" means, for any Committed Purchaser at any time, the difference between its Commitment and its Investment then outstanding.

     "Unused Aggregate Commitment" means, at any time, the difference between the Aggregate Commitment then in effect and the outstanding Matured Aggregate Investment.

     "Windmill" is defined in the first paragraph hereof.

     "Windmill Funding Source" means any insurance company, bank or other financial institution providing liquidity, back-up purchase or credit support for Windmill.

     "Windmill Settlement" means the sum of all claims and rights to payment pursuant to Section 1.5 or 1.7 or any other provision owed to Windmill (or owed to the Agent or the Collection Agent for the benefit of Windmill) by the Seller that, if paid, would be applied to reduce Windmill's Investment.

     "Windmill Termination Date" means the earliest of (a) the Business Day designated by the Seller with no less than five (5) Business Days prior notice to the Agent, (b) the Business Day designated by Windmill at any time to the Seller and (c) the Liquidity Termination Date.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Unless otherwise inconsistent with the terms of this Agreement, all accounting terms used herein shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP. Amounts to be calculated hereunder shall be continuously recalculated at the time any information relevant to such calculation changes.

                                  SCHEDULE II

          LIQUIDITY PROVIDERS AND COMMITMENTS OF COMMITTED PURCHASERS

Name of Liquidity Provider                      Commitment
--------------------------

ABN AMRO Bank N.V.                              45,900,000


Enhancer
--------

ABN AMRO Bank N.V.

                                                                Exhibit 10.6(1)


                                 FIRST AMENDMENT
                          Dated as of October 15, 1997
                                       to
                           RECEIVABLES SALE AGREEMENT
                          Dated as of December 20, 1996

     THIS AMENDMENT (the "Amendment"), dated as of October 15, 1997, is entered into among IPL Funding Corporation (the "Seller"), Windmill Funding Corporation, a Delaware corporation ("Windmill"), ABN AMRO Bank N.V., as Windmill's program letter of credit provider (the "Enhancer"), the Liquidity Provider listed on the signature page hereof (the "Liquidity Provider") and ABN AMRO Bank N.V., as agent for Windmill, the Enhancer and the Liquidity Provider (the "Agent").

     Reference is hereby made to that certain Receivables Sale Agreement, dated as of December 20, 1997 (as amended, supplemented or otherwise modified through the date hereof, the "Sale Agreement"), among the Seller, Windmill, the Enhancer, the Liquidity Provider and the Agent. Terms used herein and not otherwise defined herein which are defined in the Sale Agreement or the other Transaction Documents (as defined in the Sale Agreement) shall have the same meaning herein as defined therein.

     For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Section 1. Subject to the following terms and conditions, including without limitation the conditions precedent set forth in Section 2, upon execution by the parties hereto in the space provided for that purpose below, the Sale Agreement shall be, and it hereby is, amended as follows:

          (a) The date "October 15, 1997" appearing in clause (d) of the defined term "Liquidity Termination Date" appearing in Schedule I of the Sale Agreement is deleted and replaced with the date "October 9, 1998".

          (b) The date "October 15, 1997" appearing in clause (c)(ii) of the defined term "Termination Date" appearing in Schedule I of the Sale Agreement is deleted and replaced with the date "October 9, 1998".

     Section 2. Section 1 of this Agreement shall become effective only once the Agent has received, in form and substance satisfactory to the Agent, all documents and certificates as the Agent may reasonably request and all other matters incident to the execution hereof are satisfactory to the Agent.

     Section 3. The Sale Agreement, as amended and supplemented hereby or as contemplated herein, and all rights and powers created thereby and thereunder or under the other Transaction Documents and all other documents executed in connection therewith, are in all respects ratified and confirmed. From and after the date hereof, the Sale Agreement shall be amended and supplemented as herein provided, and, except as so amended and supplemented, the Sale Agreement, each of the other Transaction Documents and all other documents executed in connection therewith shall remain in full force and effect.

     Section 4. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but both or all of which, when taken together, shall constitute but one instrument.

     Section 5. This Amendment shall be governed and construed in accordance with the internal laws of the State of Illinois.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

                                       ABN AMRO BANK N.V., as the Agent,
                                          as the Liquidity Provider and as
                                          the Enhancer


                                       By:   /s/ Thomas J. Educate
                                          ----------------------------------
                                       Title: Vice President
                                             -------------------------------

                                       By:  /s/ S.Sean Chen
                                          ----------------------------------
                                       Title: Vice President
                                             -------------------------------


                                       WINDMILL FUNDING CORPORATION


                                       By: /s/ Richard L. Taiano
                                          -----------------------------------
                                       Title: Vice President
                                             --------------------------------


                                       IPL FUNDING CORPORATION


                                       By: /s/ Steven L. Meyer
                                          -----------------------------------
                                       Title: Treasurer
                                             --------------------------------

                                                                Exhibit 10.6(2)


                                SECOND AMENDMENT
                           Dated as of October 9, 1998
                                       to
                           RECEIVABLES SALE AGREEMENT
                          Dated as of December 20, 1996

     THIS AMENDMENT (the "Amendment"), dated as of October 9, 1998, is entered into among IPL Funding Corporation (the "Seller"), Windmill Funding Corporation, a Delaware corporation ("Windmill"), ABN AMRO Bank N.V., as Windmill's program letter of credit provider (the "Enhancer"), the Liquidity Provider listed on the signature page hereof (the "Liquidity Provider") and ABN AMRO Bank N.V., as agent for Windmill, the Enhancer and the Liquidity Provider (the "Agent").

     Reference is hereby made to that certain Receivables Sale Agreement, dated as of December 20, 1997 (as amended, supplemented or otherwise modified through the date hereof, the "Sale Agreement"), among the Seller, Windmill, the Enhancer, the Liquidity Provider and the Agent. Terms used herein and not otherwise defined herein which are defined in the Sale Agreement or the other Transaction Documents (as defined in the Sale Agreement) shall have the same meaning herein as defined therein.

     For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Section 1. Subject to the following terms and conditions, including without limitation the conditions precedent set forth in Section 2, upon execution by the parties hereto in the space provided for that purpose below, the Sale Agreement shall be, and it hereby is, amended as follows:

          (a) The date "October 9, 1998" appearing in clause (d) of the defined term "Liquidity Termination Date" appearing in Schedule I of the Sale Agreement is deleted and replaced with the date "October 4, 1999".

          (b) The date "October 9, 1998" appearing in clause (c)(ii) of the defined term "Termination Date" appearing in Schedule I of the Sale Agreement is deleted and replaced with the date "October 4, 1999".

     Section 2. Section 1 of this Agreement shall become effective only once the Agent has received, in form and substance satisfactory to the Agent, all documents and certificates as the Agent may reasonably request and all other matters incident to the execution hereof are satisfactory to the Agent.

     Section 3. The Sale Agreement, as amended and supplemented hereby or as contemplated herein, and all rights and powers created thereby and thereunder or under the other Transaction Documents and all other documents executed in connection therewith, are in all respects ratified and confirmed. From and after the date hereof, the Sale Agreement shall be amended and supplemented as herein provided, and, except as so amended and supplemented, the Sale Agreement, each of the other Transaction Documents and all other documents executed in connection therewith shall remain in full force and effect.

     Section 4. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but both or all of which, when taken together, shall constitute but one instrument.

     Section 5. This Amendment shall be governed and construed in accordance with the internal laws of the State of Illinois.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

                                       ABN AMRO BANK N.V., as the Agent,
                                            as the Liquidity Provider
                                            and as the Enhancer


                                       By: /s/ Thomas J. Educate
                                          -----------------------------------
                                       Title: Group Vice President
                                             --------------------------------


                                       By: /s/ signature illegible
                                          -----------------------------------
                                       Title: Vice President
                                             --------------------------------


                                       WINDMILL FUNDING CORPORATION


                                       By: /s/ Andrew L. Stidd
                                          ----------------------------------
                                       Title: President
                                             -------------------------------


                                       IPL FUNDING CORPORATION


                                       By: /s/ Steven L. Meyer
                                          ----------------------------------
                                       Title: Treasurer
                                             -------------------------------

                                                                Exhibit 10.6(3)


                                 THIRD AMENDMENT
                           Dated as of October 4, 1999
                                       to
                           RECEIVABLES SALE AGREEMENT
                          Dated as of December 20, 1996

     THIS AMENDMENT (the "Amendment"), dated as of October 4, 1999, is entered into among IPL Funding Corporation (the "Seller"), Windmill Funding Corporation, a Delaware corporation ("Windmill"), ABN AMRO Bank N.V., as Windmill's program letter of credit provider (the "Enhancer"), the Liquidity Provider listed on the signature page hereof (the "Liquidity Provider") and ABN AMRO Bank N.V., as agent for Windmill, the Enhancer and the Liquidity Provider (the "Agent").

     Reference is hereby made to that certain Receivables Sale Agreement, dated as of December 20, 1996 (as amended, supplemented or otherwise modified through the date hereof, the "Sale Agreement"), among the Seller, Windmill, the Enhancer, the Liquidity Provider and the Agent. Terms used herein and not otherwise defined herein which are defined in the Sale Agreement or the other Transaction Documents (as defined in the Sale Agreement) shall have the same meaning herein as defined therein.

     For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Section 1. Subject to the following terms and conditions, including without limitation the conditions precedent set forth in Section 2, upon execution by the parties hereto in the space provided for that purpose below, the Sale Agreement shall be, and it hereby is, amended as follows:

          (a) The first sentence of Section 1.1(a) of the Sale Agreement is hereby deleted and replaced with the following:

               "Subject to the terms and conditions hereof, the Seller may, from time to time before the Liquidity Termination Date, sell to Windmill, or, only if Windmill declines to make the applicable purchase, ratably to the Committed Purchasers an undivided percentage ownership interest in the Receivables and all related Collections."

          (b) Section 1.1(c) of the Sale Agreement is hereby deleted and replaced with the following:

               (c) Incremental Purchases. In order to request an Incremental Purchase from a Purchaser, the Seller must provide to the Agent an irrevocable written request (including by telecopier or other facsimile communication) substantially in the form of Exhibit A, by 10:00 a.m. (Chicago time) three Business Days before the requested date (the "Purchase Date") of such Purchase, specifying the requested Purchase Date (which must be a Business Day) and the requested amount (the "Purchase Amount") of such Purchase, which must be in a minimum amount of $1,000,000 and multiples thereof (or, if less, an amount equal to the Maximum Incremental Purchase Amount). An Incremental Purchase may only be requested from Windmill unless Windmill, in its sole discretion, determines not to make such Incremental Purchase in which case the Seller may request such Incremental Purchase from the Committed Purchasers. The Agent shall promptly notify the contents of any such request to each Purchaser from which the Purchase is requested. If Windmill determines, in its sole discretion, to make the requested Purchase, Windmill shall transfer to the Agent's Account the amount of such Incremental Purchase on the requested Purchase Date. If Windmill refuses to make a requested Purchase and the Seller requests the Incremental Purchase from the Committed Purchasers, subject to
          Section 7.2 and the other terms and conditions hereof, each Committed Purchaser shall transfer its Ratable Share of the requested Purchase Amount into the Agent's Account by no later than 12:00 noon (Chicago time) on the Purchase Date. The Agent shall transfer to the Designated Account the proceeds of any Incremental Purchase delivered into the Agent's Account.

          (c) Section 1.3 of the Sale Agreement is hereby deleted and replaced with the following:

               Section  1.3.  Selection of Discount  Rates and Tranche  Periods.
          (a)(1) The Seller shall pay Funding Charges with respect to Windmill's

          Purchase Interest for each day that any Investment in respect of such Purchase Interest is outstanding. Each such Purchase Interest will accrue Funding Charges each day based on the Pooled Allocation. On each Settlement Date the Seller shall pay to the Agent (for the benefit of Windmill) an aggregate amount equal to all accrued and unpaid Funding Charges in respect of such Purchase Interest for the immediately preceding Discount Period; (2) All Investment of the Committed Purchasers shall be allocated to one or more Tranches reflecting the Discount Rates at which such Investment accrues Discount and the Tranche Periods for which such Discount Rates apply. In each request for an Incremental Purchase from a Committed Purchaser and three Business Days before the expiration of any Tranche Period applicable to any Committed Purchaser's Investment, the Seller may request the Tranche Period(s) to be applicable to such Investment and the Discount Rate(s) applicable thereto. All Investment of the Committed Purchasers may accrue Discount at either the Eurodollar Rate or the Prime Rate, in all cases as established for each Tranche Period applicable to such Investment. Each Tranche shall be in the minimum amount of $1,000,000 and in multiples thereof or, in the case of Discount accruing at the Prime Rate, in any amount of Investment that otherwise has not been allocated to another Tranche Period. Any Investment of the Committed Purchasers not allocated to a Tranche Period shall be a Prime Tranche. During the pendency of a Termination Event, the Agent may reallocate any outstanding Investment of the Committed Purchasers to a Prime Tranche. All Discount accrued on the Investment of the Committed Purchasers during a Tranche Period shall be payable by the Seller on the last day of such Tranche Period or, for a Eurodollar Tranche with a Tranche Period of more than three months, 90 days after the commencement, and on the last day, of such Tranche Period.

               (b) The Agent shall allocate the Investment of Windmill to Tranche Periods in its sole discretion. If, by the time required in
          Section 1.3(a), the Seller fails to select a Discount Rate or Tranche Period for any Investment of the Committed Purchasers, such amount of Investment shall automatically accrue Discount at the Prime Rate for a three Business Day Tranche Period. Any Investment purchased from Windmill pursuant to the Transfer Agreement shall accrue interest at the Prime Rate and have an initial Tranche Period of three Business Days.

               (c) If the Agent or any Committed Purchaser determines (i) that maintenance of any Eurodollar Tranche would violate any applicable law or regulation, (ii) that deposits of a type and maturity appropriate to match fund any of such Purchaser's Eurodollar Tranches are not available or (iii) that the maintenance of any Eurodollar Tranche will not adequately and fairly reflect the cost of such Purchaser of funding Eurodollar Tranches, then the Agent, upon the direction of such Purchaser, shall suspend the availability of, and terminate any outstanding, Eurodollar Tranche so affected. All Investment allocated to any such terminated Eurodollar Tranche shall be reallocated to a Prime Rate Tranche.

          (d) The defined term "Federal Funds Rate" appearing in Schedule I to the Sale Agreement is hereby deleted and replaced with the following:

               "Federal Funds Rate" means for any day the average of (i) the rates per annum as determined by ABN AMRO at which overnight Federal funds are offered to ABN AMRO for such day by major banks in the interbank market, and (ii) if ABN AMRO is borrowing overnight funds from a Federal Reserve Bank that day, the rates per annum at which such overnight borrowings are made on that day. Each determination of the Federal Funds Rate by ABN AMRO shall be conclusive and binding on the Seller except in the case of manifest error.

          (e) The date "October 4, 1999" appearing in clause (d) of the defined term "Liquidity Termination Date" appearing in Schedule I of the Sale Agreement is deleted and replaced with the date "October 2, 2000".

          (f) The date "October 4, 1999" appearing in clause (c)(ii) of the defined term "Termination Date" appearing in Schedule I of the Sale Agreement is deleted and replaced with the date "October 2, 2000".

          (g) The defined term "Windmill Termination Date" appearing in Schedule I to the Sale Agreement is hereby deleted and replaced with the following:

               "Windmill Termination Date" means the earliest of (a) the Business Day designated by Windmill at any time to the Seller and (b) the Liquidity Termination Date.

          (h) The following definitions shall be added to Schedule I to the Sale Agreement, as alphabetically appropriate:

               "Allocated Commercial Paper" means commercial paper notes issued by Windmill for a tenor and in an amount specifically requested by any Person in connection with a Receivable Purchase Facility.

               "Break Funding Costs" means for any Pool Funded Purchase Interest amounts payable to Windmill under the applicable Receivables Purchase Facility in connection with any prepayment or amortization if amounts payable thereunder in excess of the amount of the investment or loan prepaid or amortized and accrued and unpaid interest or discount thereon.

               "Discount Period" means, with respect to any Settlement Date or the Liquidity Termination Date, the period from and including the preceding Settlement Date (or if none, the date that the first Incremental Purchase is made hereunder) to but not including such Settlement Date or Liquidity Termination Date, as applicable.

               "Funding Charges" means, for each day, the sum of (i) discount accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and commercial paper dealers in respect of such Pooled Commercial Paper for such day, plus (iii) issuing and paying agents' fees incurred on such Pooled Commercial Paper for such day, plus (iv) other costs associated with funding small or odd-lot amounts with respect to all Receivable Purchase Facilities which are funded by Pooled Commercial Paper for such day, minus (v) any accrual of income net of expenses received on such day from investment of collections received under all Receivable Purchase Facilities funded with Pooled Commercial Paper, minus (vi) any payment received on such day net of expenses in respect of Break Funding Costs related to the prepayment of any Purchase Interests held by Windmill pursuant to the terms of any Receivable Purchase Facilities funded substantially with Pooled Commercial Paper.

               "Pool Funded Purchase Interest" means each investment or loan of Windmill under a Receivables Purchase Facility funded with Pooled Commercial Paper.

               "Pooled Allocation" means, for each Pool Funded Purchase Interest, an amount each day equal to the product of (i) the Pooled Percentage Share of such Purchase Interest on such day multiplied by
          (ii) the aggregate amount of Funding Charges for such day.

               "Pooled   Commercial  Paper"  means  commercial  paper  notes  of
          Windmill except (A) Allocated Commercial Paper, and (B) Specially Pooled Paper.

               "Pooled Percentage Share" means, for each Pool Funded Purchase Interest, a fraction (expressed as a percentage) the numerator of which is equal to the Investment associated with such Pool Funded Purchase Interest and the denominator of which is equal to the aggregate amount of all outstanding investment (or comparable terms used in any Receivable Purchase Facility) held by Windmill which is funded substantially with Pooled Commercial Paper.

               "Receivable Purchase Facility" means any receivables purchase agreement, loan agreement or other similar contractual arrangement to which Windmill is a party relating to the transfer, purchase or financing of receivables or other assets.

               "Settlement Date" means the 20th day of each calendar month.

               "Specially Pooled Paper" means the aggregate of all commercial paper notes of Windmill issued in connection with receivables purchase facilities designated from time to time by the Agent (in its sole discretion). Specially Pooled Paper will not include Pooled Commercial Paper or Allocated Commercial Paper at any time.

          (i) Exhibit A to the Sale Agreement is hereby deleted and replaced with the Exhibit A attached hereto.

     Section 2. Section 1 of this Agreement shall become effective only once the Agent has received, in form and substance satisfactory to the Agent, all documents and certificates as the Agent may reasonably request and all other matters incident to the execution hereof are satisfactory to the Agent.

     Section 3. The Sale Agreement, as amended and supplemented hereby or as contemplated herein, and all rights and powers created thereby and thereunder or under the other Transaction Documents and all other documents executed in connection therewith, are in all respects ratified and confirmed. From and after the date hereof, the Sale Agreement shall be amended and supplemented as herein provided, and, except as so amended and supplemented, the Sale Agreement, each of the other Transaction Documents and all other documents executed in connection therewith shall remain in full force and effect.

     Section 4. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but both or all of which, when taken together, shall constitute but one instrument.

     Section 5. This Amendment shall be governed and construed in accordance with the internal laws of the State of Illinois.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

                                       ABN AMRO BANK N.V., as the Agent,
                                          as the Liquidity Provider
                                          and as the Enhancer



                                       By: /s/ Thomas J. Educate
                                          ------------------------------------
                                       Title: Group Vice President
                                             ---------------------------------


                                       By: /s/ S. Sean Chem
                                          ------------------------------------
                                       Title: Senior Vice President
                                             ---------------------------------


                                       WINDMILL FUNDING CORPORATION



                                       By: /s/ Andrew L. Stidd
                                          ------------------------------------
                                       Title: President
                                             ---------------------------------


                                       IPL FUNDING CORPORATION



                                       By: /s/ Steven L. Meyer
                                          ------------------------------------
                                       Title: Treasurer
                                             ---------------------------------

                                    EXHIBIT A
                                       TO
                           RECEIVABLES SALE AGREEMENT

                      FORM OF INCREMENTAL PURCHASE REQUEST


                              ______________, 199_



ABN AMRO Bank N.V., as Agent
Asset Securitization, Structured Finance
Suite 725
135 South LaSalle Street
Chicago, Illinois 60674-9135
Attn:  Purchaser Agent-Windmill

    Re:Receivables Sale Agreement dated as of December 20, 1996 (as amended, the
                "Sale Agreement") among IPL Funding Corporation, as Seller,
                          ABN AMRO Bank N.V., as Agent,
                          and the Purchasers thereunder

Ladies and Gentlemen:

     The undersigned Seller under the above-referenced Sale Agreement hereby confirms its has requested an Incremental Purchase of $___________ by Windmill under the Sale Agreement. [In the event Windmill is unable or unwilling to make the requested Incremental Purchase, the Seller hereby requests an Incremental Purchase of $___________ by the Committed Purchasers under the Sale Agreement at the [Eurodollar Rate with a Tranche Period of _____ months.] [Prime Rate]].

     Attached hereto as Schedule I is information relating to the proposed Incremental Purchase required by the Sale Agreement. If on the date of this Incremental Purchase Request ("Notice"), an Interim Liquidation is in effect, this Notice revokes our request for such Interim Liquidation so that Reinvestment Purchases shall immediately commence in accordance with Section 1.1(d) of the Sale Agreement.

         The Seller hereby certifies that both before and after giving effect to [each of] the proposed Incremental Purchase[s] contemplated hereby and the use of the proceeds therefrom, all of the requirements of Section 7.2 of the Sale Agreement have been satisfied.

                                       Very truly yours,

                                       IPL FUNDING CORPORATION



                                       By_______________________________________
                                       Title____________________________________

                                   SCHEDULE I
                                       TO
                          INCREMENTAL PURCHASE REQUESTS


               SUMMARY OF INFORMATION RELATING TO PROPOSED SALE(S)

     1.       Dates, Amounts, Purchaser(s), Proposed Tranche Periods

A1   Date of Notice                                                    _________


A2   Measurement Date (the last
     Business Day of the preceding
     calendar month or the preceding
     Business Day, as applicable)                                      _________

A3   Proposed Purchase Dates          _________  _________  _________  _________
     (each of which is a
     Business Day)

A4   Respective Proposed
     Incremental Purchase on
     each such Purchase Date         $_________ $_________ $_________ $_________
     (each Incremental                  (A4A)       (A4B)     (A4C)       (A4D)
     Purchase must be in a
     minimum amount of
     $1,000,000 and multiples
     thereof, or, if less, an
     amount equal to the
     Maximum Incremental
     Purchase Amount)

A5   Proposed Allocation
     among Purchasers

          Windmill         $_________    $_________    $_________   $_________

          Liquidity
            Providers      $_________    $_________    $_________   $_________

          Enhancer         $_________    $_________    $_________   $_________

A6   Tranche Period
     and, for Committed
     Purchasers, Tranche Rate(s)

          Starting Date    _________      _________     _________    _________
          Ending Date      _________      _________     _________    _________
          Number of Days   _________      _________     _________    _________
          Prime or Eurodollar
          (for Committed
          Purchasers only) _________      _________     _________    _________


     Each proposed Purchase Date must be a Business Day and must occur no later than two weeks after the Measurement Date set forth above. The choice of Measurement Date is a risk undertaken by the Seller. If a selected Measurement Date is not the applicable Purchase Date, the Seller's choice and disclosure of such date shall not in any manner diminish or waive the obligation of the Seller to assure the Purchasers that, after giving effect to the proposed Purchase, the actual Sold Interest as of the date of such proposed Purchase does not exceed 100%.

                                                                Exhibit 10.6(4)


                                FOURTH AMENDMENT
                           Dated as of October 2, 2000
                                       to
                           RECEIVABLES SALE AGREEMENT
                          Dated as of December 20, 1996

     THIS AMENDMENT (the "Amendment"), dated as of October 2, 2000, is entered into among IPL Funding Corporation (the "Seller"), Windmill Funding Corporation, a Delaware corporation ("Windmill"), ABN AMRO Bank N.V., as Windmill's program letter of credit provider (the "Enhancer"), the Liquidity Provider listed on the signature page hereof (the "Liquidity Provider") and ABN AMRO Bank N.V., as agent for Windmill, the Enhancer and the Liquidity Provider (the "Agent").

     Reference is hereby made to that certain Receivables Sale Agreement, dated as of December 20, 1996 (as amended, supplemented or otherwise modified through the date hereof, the "Sale Agreement"), among the Seller, Windmill, the Enhancer, the Liquidity Provider and the Agent. Terms used herein and not otherwise defined herein which are defined in the Sale Agreement or the other Transaction Documents (as defined in the Sale Agreement) shall have the same meaning herein as defined therein.

     For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Section 1. Subject to the following terms and conditions, including without limitation the conditions precedent set forth in Section 2, upon execution by the parties hereto in the space provided for that purpose below, the Sale Agreement shall be, and it hereby is, amended as follows:

          (a) The date "October 2, 2000" appearing in clause (d) of the defined term "Liquidity Termination Date" appearing in Schedule I of the Sale Agreement is deleted and replaced with the date "October 1, 2001".

          (f) The date "October 2, 2000" appearing in clause (c)(ii) of the defined term "Termination Date" appearing in Schedule I of the Sale Agreement is deleted and replaced with the date "October 1, 2001".

     Section 2. Section 1 of this Agreement shall become effective only once the Agent has received, in form and substance satisfactory to the Agent, all documents and certificates as the Agent may reasonably request and all other matters incident to the execution hereof are satisfactory to the Agent.

     Section 3. The Sale Agreement, as amended and supplemented hereby or as contemplated herein, and all rights and powers created thereby and thereunder or under the other Transaction Documents and all other documents executed in connection therewith, are in all respects ratified and confirmed. From and after the date hereof, the Sale Agreement shall be amended and supplemented as herein provided, and, except as so amended and supplemented, the Sale Agreement, each of the other Transaction Documents and all other documents executed in connection therewith shall remain in full force and effect.

     Section 4. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but both or all of which, when taken together, shall constitute but one instrument.

     Section 5. This Amendment shall be governed and construed in accordance with the internal laws of the State of Illinois.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

                                       ABN AMRO BANK N.V., as the Agent,
                                           as the Liquidity Provider
                                           and as the Enhancer



                                       By: /s/ Joseph McManus
                                          -----------------------------------
                                       Title: Vice President
                                             --------------------------------


                                       By: /s/ Thomas J. Eduate
                                          -----------------------------------
                                       Title: Group Vice President
                                             --------------------------------

                                       WINDMILL FUNDING CORPORATION



                                       By: /s/ Andrew L. Stidd
                                          -----------------------------------
                                       Title: President
                                             --------------------------------


                                       IPL FUNDING CORPORATION



                                       By: /s/ Daniel L. Short
                                          -----------------------------------
                                       Title: Treasurer
                                             --------------------------------

                                                                Exhibit 10.6(5)


                                 FIFTH AMENDMENT
                           Dated as of October 1, 2001
                                       to
                           RECEIVABLES SALE AGREEMENT
                          Dated as of December 20, 1996

     THIS AMENDMENT (the "Amendment"), dated as of October 1, 2001, is entered into among IPL Funding Corporation (the "Seller"), Windmill Funding Corporation, a Delaware corporation ("Windmill"), ABN AMRO Bank N.V., as Windmill's program letter of credit provider (the "Enhancer"), the Liquidity Provider listed on the signature page hereof (the "Liquidity Provider") and ABN AMRO Bank N.V., as agent for Windmill, the Enhancer and the Liquidity Provider (the "Agent").

     Reference is hereby made to that certain Receivables Sale Agreement, dated as of December 20, 1996 (as amended, supplemented or otherwise modified through the date hereof, the "Sale Agreement"), among the Seller, Windmill, the Enhancer, the Liquidity Provider and the Agent. Terms used herein and not otherwise defined herein which are defined in the Sale Agreement or the other Transaction Documents (as defined in the Sale Agreement) shall have the same meaning herein as defined therein.

     For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Section 1. Subject to the following terms and conditions, including without limitation the conditions precedent set forth in Section 2, upon execution by the parties hereto in the space provided for that purpose below, the Sale Agreement shall be, and it hereby is, amended as follows:

          (a) "Prime Rate" means, for any period, the daily average during such period of (a) the greater of (i) the floating commercial Dollar loan rate per annum of ABN AMRO (which rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by ABN AMRO) announced from time to time, changing as and when said rate changes and (ii) the Federal Funds Rate plus 0.75% plus (b) during the pendency of a Termination Event, 2.50% for Investment of a Liquidity Provider and for Investment of the Enhancer.

          (b) The date "October 1, 2001" appearing in clause (d) of the defined term "Liquidity Termination Date" appearing in Schedule I of the Sale Agreement is deleted and replaced with the date "September 30, 2002".

          (c) The date "October 1, 2001" appearing in clause (c)(ii) of the defined term "Termination Date" appearing in Schedule I of the Sale Agreement is deleted and replaced with the date "September 30, 2002".

     Section 2. Section 1 of this Agreement shall become effective only once the Agent has received, in form and substance satisfactory to the Agent, all documents and certificates as the Agent may reasonably request and all other matters incident to the execution hereof are satisfactory to the Agent.

     Section 3. The Sale Agreement, as amended and supplemented hereby or as contemplated herein, and all rights and powers created thereby and thereunder or under the other Transaction Documents and all other documents executed in connection therewith, are in all respects ratified and confirmed. From and after the date hereof, the Sale Agreement shall be amended and supplemented as herein provided, and, except as so amended and supplemented, the Sale Agreement, each of the other Transaction Documents and all other documents executed in connection therewith shall remain in full force and effect.

     Section 4. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but both or all of which, when taken together, shall constitute but one instrument.

     Section 5. This Amendment shall be governed and construed in accordance with the internal laws of the State of Illinois.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

                                       ABN AMRO BANK N.V., as the Agent,
                                          as the Liquidity Provider
                                          and as the Enhancer



                                       By: /s/ Nancy Capecci
                                          -----------------------------------
                                       Title: Group Vice President
                                             --------------------------------


                                       By: /s/ Vevin J. Hayes
                                          -----------------------------------
                                       Title: Vice President
                                             --------------------------------



                                       WINDMILL FUNDING CORPORATION


                                       By: /s/ Bernard J. Angelo
                                          -----------------------------------
                                       Title: Vice President
                                             --------------------------------


                                       IPL FUNDING CORPORATION


                                       By: /s/ William H. Henley
                                          -----------------------------------
                                       Title: President
                                             --------------------------------